UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑ Filed by the Registrant	☐ Filed by a party other than the Registrant
CHECK THE APPROPRIATE BOX:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Shoals Technologies Group, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):

☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

shoals
Technologies Group, Inc.

2026 PROXY STATEMENT

Inventing **Simple.** Reimagining **Power Infrastructure.**

We are engineers and advocates for solar, energy storage, and power infrastructure—curious minds and collaborators who push boundaries and challenge convention. Together, we create next-generation solutions that reshape how energy is built, connected, and delivered. We are the rebellious hero.

Our Distinct **Advantage**

Inventing Simply & Efficiently

Optimized system layouts and prefabricated solutions simplify installation, reduce on-site labor, and minimize required equipment. Our solutions support faster deployment and efficient power distribution across solar, energy storage, and data center infrastructure.

Creating Quality & Reliability

Engineered for performance that lasts, our high-quality designs and components are built using premium materials and undergo 100% in-house factory testing. We deliver consistent installation quality, lower risk, and the reliability required for mission-critical environments.

Enabling Electrification & Innovation

Our solutions improve system performance and scalability across solar, storage, and data center applications. We use patented technologies and advanced in-house manufacturing to support efficient power delivery and future expansion.

93+ GW

Global Solar Systems Deployed with Shoals Solutions

67

Patents issued

19%

Revenue Growth 2024-2025

LETTER FROM OUR CHIEF EXECUTIVE OFFICER

Brandon Moss Chief Executive Officer
March 20, 2026
Dear Fellow Shareholders,
For three decades, Shoals Technologies Group has been known as the leader of innovation and reliability in utility-scale solar. We have earned the trust of our partners by engineering and delivering electrical architectures that bring gigawatts of mission-critical power online with speed, safety, and precision. Today, that same foundation positions us at the center of a new era of infrastructure. As the U.S. accelerates investment in data centers, battery systems, and AI compute campuses, Shoals is once again at the center of enabling transformation, bridging grid, storage, and mission-critical power.
The energy landscape is changing rapidly. Electrification, hyperscale computing, and storage integration are reshaping grid architecture and creating opportunities for those who can design and manufacture complex systems with agility. Shoals is uniquely positioned to meet this challenge. Our expanded domestic manufacturing footprint in Tennessee and Alabama provides supply chain control and quality assurance, while our engineering teams continue to push boundaries in modularity and system optimization to enable deployment speed. This combination of innovation and operational discipline is a competitive advantage that will serve us well as demand for mission-critical power infrastructure grows.
2025 was a year of disciplined execution. Despite industry volatility, we delivered strong financial performance, advanced our product roadmap, and strengthened customer relationships. We reported record revenue and a historic backlog, reflecting confidence in our solutions and our ability to execute at scale. These results underscore the resilience of our business model and the strategic choices we have made to diversify the business across geographies, customers, and markets.
Looking ahead, we see significant tailwinds in electricity demand and grid modernization. Our focus remains on creating long-term value through innovation, operational excellence, and strategic growth. We will continue to invest in technologies and capabilities that position Shoals as the partner of choice for customers navigating the complexities of modern electrical infrastructure. At the same time, we remain committed to governance, transparency, and the principles that have guided this company since its inception.
As we enter 2026, we are proud to be celebrating not only our 30th anniversary of being an innovator in the industry, but also our 5th anniversary of being a Nasdaq-listed, publicly traded company. In celebration of both of these milestones, we sincerely thank you for your trust and support as we pursue this vision and build the energy future.
Sincerely,
Brandon Moss
Chief Executive Officer
Shoals Technologies Group, Inc.

2026 Proxy Statement	1

LETTER FROM THE CHAIR OF THE BOARD

Brad Forth Chair, Board of Directors
March 20, 2026
On behalf of the Board of Directors, I am pleased to invite you to attend the 2026 Annual Meeting of Shareholders of Shoals Technologies Group, Inc. (“Shoals” or the “Company”), to be held on Thursday, April 30, 2026, at 10:00 a.m. Eastern Time. This year’s meeting will be conducted virtually via live audio webcast.
As we convene this year, Shoals marks an important milestone — our 30th anniversary as a company and our fifth year as a publicly traded company. Over three decades, Shoals has grown from an entrepreneurial venture into a critical infrastructure provider supporting the global energy transition. As a public company, we have strengthened our governance practices, enhanced transparency and accountability, and maintained a disciplined focus on long-term value creation for our shareholders.
The Board remains committed to strong, independent oversight and to governance practices that support sustainable growth, operational resilience and prudent risk management. We believe these practices, combined with a clear strategic focus and aligned executive incentives, position the Company to navigate an evolving energy landscape while continuing to create long-term shareholder value.
At the Annual Meeting, shareholders will be asked to consider and vote on the following matters:
1.the election of five director nominees to serve until the 2027 Annual Meeting and until their successors are duly elected and qualified;
2.a non-binding advisory vote to approve the compensation of the Company’s named executive officers;
3.the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and
4.the transaction of any other business properly brought before the meeting.
The accompanying Proxy Statement provides detailed information about these matters and the governance practices that support the Board’s oversight of the Company.
Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, we encourage you to vote your shares promptly.
You may attend the meeting online at www.virtualshareholdermeeting.com/SHLS2026. To participate, submit questions and vote during the meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form. Voting by proxy in advance will ensure your representation at the meeting regardless of whether you attend.
We appreciate your continued trust and investment in Shoals and look forward to your participation.
Brad Forth
Chair, Board of Directors
Shoals Technologies Group, Inc.

2	2026 Proxy Statement

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS

Items of Business		Board Vote Recommendation	For Further Details

1	To elect five director nominees identified in the proxy statement to serve as directors until the 2027 Annual Meeting and until their successors are duly elected and qualified		Page 9
FOR each director nominee
2	To approve, by an non-binding advisory vote, the Company's executive compensation	FOR	Page 35
3	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026	FOR	Page 72
4	To transact other business as may properly come before the meeting or any adjournment or postponement of the meeting
All shareholders of Shoals Technologies Group, Inc. (the "Company") are cordially invited to attend the 2026 Annual Meeting of Shareholders (the "Annual Meeting"), which shall be held virtually on Thursday, April 30, 2026 at 10:00 a.m. Eastern Time.
Shareholders may access the meeting via the internet at www.virtualshareholdermeeting.com/SHLS2026. By hosting the Annual Meeting online, we are able to communicate more effectively with our shareholders, facilitate increased attendance and participation from around the world, and reduce costs.
DATE OF DISTRIBUTION:
On or about March 20, 2026, we distributed the Notice of Internet Availability of Proxy Materials and made available electronically the Proxy Statement, Proxy Card and Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Form 10-K”) online at www.proxyvote.com/SHLS2026.
FORMAT OF THE ANNUAL MEETING OF SHAREHOLDERS:
The Board of Directors (the “Board”) has determined that we will hold a virtual Annual Meeting via webcast. The virtual meeting format has been designed to provide the same rights and ability to participate as you would have at an in-person meeting.
You will be able to submit questions and vote your shares electronically during the meeting by logging in using the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card or the voting instruction form received from your bank or broker. Once you have logged in to

Time and Date
10:00 a.m. Eastern Time on
April 30, 2026
Venue
www.virtualshareholder
meeting.com/SHLS2026
Who May Vote
Shareholders of record of the Company's Class A Common Stock at the close of business on March 10, 2026 are entitled to vote at the Annual Meeting.
How to Vote
Your vote is important. We encourage you to review the proxy materials and vote your shares as soon as possible, even if you plan to attend the Annual Meeting online. If you are voting via the Internet, with your mobile phone or by telephone, be sure to have your Proxy Card or Voting Instruction Form (“VIF’) in hand and follow the instructions. You can vote any of four ways:
Via the Internet
Visit the website listed on your Notice of Internet Availability of Proxy Materials, Proxy Card or VIF

2026 Proxy Statement	3

Notice of 2026 Annual Meeting of Shareholders
the virtual meeting, you will be able to submit questions and vote your shares electronically during the Annual Meeting. We will respond to as many inquiries at the Annual Meeting as time permits.
Access to the Webcast of the Annual Meeting: Only shareholders of record and beneficial owners of shares of our Class A Common Stock (the "Common Stock") as of the close of business on March 10, 2026, the record date, may attend and participate in the Annual Meeting, including voting and asking questions during the virtual Annual Meeting.
To attend the Annual Meeting, you must register at
www.proxyvote.com/SHLS2026. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting.
As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability. If you are a beneficial owner of shares registered in the name of a broker, bank, or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank, or other nominee as part of the registration process.
On the day of the Annual Meeting, April 30, 2026, shareholders may begin to log in to the virtual Annual Meeting 15 minutes prior to the Annual Meeting. The Annual Meeting will begin promptly at 10:00 a.m. Eastern Time.
Should you encounter any difficulties accessing the virtual Annual Meeting platform, including any difficulties voting or submitting questions, we will have technicians ready to assist you. You may call the technical support number that will be posted in your instructional email.
A recording of the Annual Meeting will be available following the meeting in the investor relations section of our website at www.shoals.com.
By order of the Board of Directors,
Bobbie L. King Jr.
Chief Legal Officer and Corporate Secretary
March 20, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 30, 2026
The Proxy Statement and Proxy Card (collectively, the "Proxy Materials") are available at www.proxyvote.com/SHLS2026.

The content of our website is not incorporated by reference into this Proxy Statement or in any other report or document we file with the Securities and Exchange Commission (the “SEC”), and any references to our website are intended to be inactive textual references only.

With Your Mobile Device
Scan the QR barcode on your Notice of Internet Availability of Proxy Materials, Proxy Card or VIF.
By Telephone
Call the telephone number on your Notice of Internet Availability of Proxy Materials, Proxy Card or VIF.
By Mail
If you received paper copies of your Proxy Materials, mark, sign, date and return the Proxy Card in the envelope provided.

4	2026 Proxy Statement

Notice of 2026 Annual Meeting of Shareholders
Forward-Looking Statements
This Proxy Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management; any statements regarding our environmental, social and governance and sustainability strategies, goals and initiatives; any statements regarding future economic conditions or performance; any statements of belief or expectation; and any statements of assumptions underlying any of the foregoing or other future events. Forward-looking statements may include, among others, the words, and variations of words, “will,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “likely,” “estimate,” “anticipate,” “objective,” “predict,” “project,” “drive,” “seek,” “aim,” “target,” “potential,” “commitment,” “outlook,” “continue” or any other similar words.
Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results or outcomes could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, many of which are beyond our control. Please see our risk factors, as they may be amended from time to time, set forth in our filings with the U.S. Securities and Exchange Commission (“SEC”), including our most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. There may be other factors not presently known to us or which we currently consider to be immaterial that could cause our actual results to differ materially from those projected in any forward-looking statements we make. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this report except as required by applicable law or regulation.
The information included in, and any issues identified as material for purposes of, this document may not be considered material for SEC reporting purposes. In the context of this disclosure, the term “material” is distinct from, and should not be confused with, such term as defined for SEC reporting purposes. Website references throughout this Proxy Statement are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this Proxy Statement. In addition, historical, current and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.

2026 Proxy Statement	5

6	2026 Proxy Statement

PROXY STATEMENT SUMMARY

This summary highlights select information contained elsewhere in this Proxy Statement. You should read the entire Proxy Statement carefully and consider all available information before casting your vote. For complete information regarding the Company's 2025 performance, please see our Annual Report on Form 10-K for the year ended December 31, 2025.
2026 Annual Meeting of Shareholders

When April 30, 2026 10:00 a.m. Eastern Time	Where The meeting will be held virtually via a live webcast at www.virtualshareholdermeeting.com/SHLS2026	Record Date Close of Business on March 10, 2026
How to Vote in Advance of the Meeting
We encourage you to vote in advance of the Annual Meeting, even if it is your intention to attend. If you are voting via the Internet, with your mobile device or by telephone, be sure to have your Proxy Card or VIF in hand and follow the instructions. You can vote in advance of the meeting in four ways.

Via the Internet Visit the website listed on your Notice of Internet Availability of Proxy Materials, Proxy Card or VIF	With Your Mobile Device Scan the QR barcode on your Notice of Internet Availability of Proxy Materials, Proxy Card or VIF.	By Telephone Call the telephone number on your Notice of Internet Availability of Proxy Materials, Proxy Card or VIF.	By Mail If you received paper copies of your Proxy Materials, mark, sign, date and return the Proxy Card in the envelope provided.
Meeting Agenda
Shareholders will act up on the following matters during the Annual Meeting:

Proposal	Board's Voting Recommendation	More Information

Elect the director nominees named in the Proxy Statement to serve on the board of directors until the Company's 2027 annual meeting of shareholders and until their respective successors are duly elected and qualified	FOR all nominees listed below	Page 9

Approve, on a non-binding, advisory basis, the compensation of our named executive officers	FOR	Page 35

Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2026	FOR	Page 72

Transact any other business properly presented at the meeting.

2026 Proxy Statement	7

Proxy Statement Summary
Director Nominees at a Glance

Name	Age	Independent	Principal Occupation	Director Since
Ty Daul	58		Chief Executive Officer, Primergy Solar	2021
Jeannette Mills	59		Executive Vice President & Chief Administrative Officer, Tennessee Valley Authority	2022
Niharika Taskar Ramdev	56		Former Chief Financial Officer, Global Cadillac, General Motors Company	2024
Lori Sundberg	62		Chief Human Resources Officer, Cadence Education	2021
Toni Volpe	53		Chief Executive Officer, Nadara, Ltd.	2021
Director Nominee Highlights
Demographics

1
Asian Director
3
White Directors
40%
Diverse
1
African-American/
Black Director

Gender Breakdown
Average Tenure
3.6
Years
Average Nominee Age
57.6
Years
Governance and Compensation Highlights

Corporate Governance	Compensation
Separate board chair and chief executive officer	Limited perquisites or personal benefits
By 2027, all directors will be elected annually for one-year terms	No golden parachutes
Enterprise-wide approach to risk management, overseen by the Board	Robust pay for performance compensation strategy, emphasizing long-term compensation with long-term performance
Fully independent Board committees with oversight responsibilities of key risk areas	No excise tax gross-up payments
No directors serving on more than three other public boards	Double-trigger change-in-control vesting of equity awards
One vote per share of common stock	Prohibition of pledging or hedging of company stock
No designated directors	Stock ownership requirements require meaningful holdings
Succession planning and annual performance evaluations	Regular assessment of compensation program by independent Compensation Committee of the Board
Majority independent board	Independent compensation consultant engaged regularly
Regular shareholder engagement	Half of long-term equity pay is conditioned upon performance
Annual Board and Committee self-assessments	Anti-Hedging Policy

8	2026 Proxy Statement

See pages 9-20 for more information

Election Of Directors

The Board Recommends that You Vote “FOR” Each of the Director Nominees.

Our Framework for Board Composition, Experience, and Qualifications
The Nominating and Corporate Governance Committee (the "Governance Committee") works with the Board to determine the appropriate composition of directors, taking into account the qualifications, qualities, skills, and expertise necessary to support effective Board oversight.
The Approach
The Governance Committee is responsible for identifying, reviewing, and recommending to the Board of Directors candidates for election as directors at the Annual Meeting. In carrying out this responsibility, the Governance Committee solicits director nominee suggestions from directors, management, stockholders, and other sources, consistent with the Board’s director recruitment objectives.
In addition, the Governance Committee has retained a third-party executive search firm to assist in identifying and evaluating potential director nominees in light of the Board’s recruitment objectives. In considering, recruiting, and selecting director nominees, the Governance Committee considers the factors described below as part of its annual nomination process, in accordance with our Corporate Governance Guidelines.

Ethics	Directors should be individuals of strong character and integrity who demonstrate high personal and professional ethical standards and who conduct themselves in accordance with applicable laws and the Company’s Code of Ethics.
Conflicts of Interest	Directors should not have any position, activity, or relationship that would impair, or reasonably be expected to impair, their ability to exercise independent judgment and fulfill their fiduciary responsibilities as members of the Board.
Independence	The Board considers whether directors and nominees qualify as independent under the Nasdaq Listing Rules, as well as the heightened independence standards applicable to audit committee and compensation committee members under applicable securities laws and regulations.
Business and Professional Activities	Directors should maintain professional experience or engagement sufficient to keep them informed about relevant markets, industries, and business trends. Significant changes in a director’s professional responsibilities or roles may prompt a review of the director’s continued service on the Board.
Experience, Qualifications and Skills	Directors should possess the education, experience, qualifications, and skills necessary to provide effective oversight of management, which may include senior executive leadership, public service, experience at professional services firms, or service in academic or other relevant institutions.
Time and Participation	Directors should have sufficient time, availability, and commitment to effectively fulfill their responsibilities, including preparing for and attending Board and committee meetings. In considering renomination, the Board evaluates each director’s attendance, participation, and contributions to Board and committee activities.

2026 Proxy Statement	9

Item 1. Election of Directors

Board Evaluation	The Board considers the results of its annual Board and committee self-evaluation process as part of its ongoing assessment of Board composition, effectiveness, and refreshment.
Overboarding	The Board considers a director’s other board and professional commitments in assessing the director’s ability to devote sufficient time and attention to Board responsibilities. Directors are expected to inform the Board in advance of accepting additional public company directorships or audit committee assignments, which may prompt a review of continued Board service.
Diversity of Perspectives and Backgrounds	The Board believes that a diversity of perspectives, experiences, backgrounds, skills, personal characteristics, and geographic representation enhances the effectiveness of the Board’s oversight and decision-making.
Tenure/Retirement	The Board does not impose fixed term limits or a mandatory retirement age for directors. In evaluating director nominations and re-nominations, the Board considers individual tenure, overall Board tenure, and the appropriate balance between continuity and refreshment.
The Slate of Nominees and Board Declassification
Historically, the Company’s Certificate of Incorporation provided for a classified Board of Directors divided into three classes, with the classes as nearly equal in number as practicable. At the Company’s 2024 Annual Meeting of Stockholders, the Company’s stockholders approved an amendment to the Certificate of Incorporation to declassify the Board and phase in the annual election of directors.
As a result, the declassification of the Board is being implemented on a phased basis. Beginning with the 2025 Annual Meeting of Stockholders, directors have been elected annually as part of this transition. From and after the Company’s 2027 Annual Meeting of Stockholders, all directors will be elected annually, and each director will serve for a one-year term and until his or her successor is duly elected and qualified, or until such director’s earlier death, resignation, or removal in accordance with the Company’s Certificate of Incorporation and its Bylaws.
Accordingly, at the 2026 Annual Meeting of Stockholders, the Board is nominating five incumbent directors for election to one-year terms as part of the Board’s ongoing declassification process.

10	2026 Proxy Statement

Item 1. Election of Directors
Board Composition: Director Qualifications and Expertise
The Board believes that effective oversight of the Company and long-term value creation require a Board composed of individuals with the sophistication, judgment, and experience necessary to guide a complex, publicly traded company. Collectively, the Board seeks competency across key corporate disciplines, including risk and crisis management, leadership, regulatory and compliance matters, accounting and financial acumen, business judgment, corporate governance, social responsibility, and strategic planning, as well as industry-specific experience relevant to the Company’s business, including the solar and broader energy industries.
In identifying and evaluating director nominees, the Governance Committee considers the criteria set forth in the Company’s Code of Ethics and Corporate Governance Guidelines and evaluates each candidate in the context of the Board’s overall composition and needs, including independence, skills, experience, diversity, and the ability to contribute meaningfully to the Board’s oversight responsibilities.
The Governance Committee believes that diversity of perspectives, backgrounds, and experiences enhances Board effectiveness. While the Company does not maintain a formal diversity policy, the Governance Committee considers, to the extent permissible under applicable law, candidates with diverse viewpoints, accomplishments, professional expertise, skills, personal characteristics, and geographic representation. Currently, of the eight directors serving on the Board, three self-identify as female and two self-identify as underrepresented minorities.
In addition, the Governance Committee evaluates nominees based on a combination of factors, including the ability to represent all stockholders without conflicts of interest, collaborate effectively in a constructive Board environment, devote sufficient time and attention to Board service, demonstrate integrity and ethical conduct, exercise sound and independent business judgment, and contribute attributes that complement the Board’s overall composition. Based on discussions with the Board, the Governance Committee has identified eleven key skills and competencies that it believes are desirable for directors in light of the Board’s current and future responsibilities.

Key Competencies
Financial Expertise	Our business involves complex financial transactions and reporting requirements. Directors need to be able to understand financial models and varying reporting requirements to be able to advise on relevant topics.
Corporate Governance	The significant experience that comes from prior experience relating to corporate governance can provide insight on business operations, compliance, and other topics related to corporate governance.
Compensation	Experience in both executive and employee compensation ensures that the company remains competitive and recruits a talented labor force.
Chief Executive Officer	The significant leadership experience that comes from a CEO role can provide insight on business operations, driving growth and shareholder value, and strengthening corporate culture.
Cybersecurity and Information Technology	Essential experience is required to keep the company consistent with best cybersecurity practices and evolving market demands.
Research and Product Development	Continuously developing new products and understanding a product lifecycle will be crucial to the company staying ahead of competition and maintaining its position as a market disruptor.
Energy and Adjacent Markets	Relevant industry experience in the solar, eMobility, and BESS industries provides valuable insight into our commercial operations and strategic planning.
International	With operating opportunities in several countries, international experience helps us better understand opportunities and challenges across global markets.
Human Capital Management	Diversity of skills, experience, race and ethnicity, and gender strengthens our competitive advantage and reflects the customers we serve. Additionally, investment into the company culture and our own employees is critical to create a strategic advantage of having a talented labor force.
Litigation	Experience in handling high-stakes litigation and managing legal crises to protect the company's reputation and interests.
Mergers and Acquisitions	The experience in identifying, managing and integrating mergers and acquisitions will be critical to our growth.

2026 Proxy Statement	11

Item 1. Election of Directors
Director Skills Matrix and Demographics
The Board believes that the current directors collectively bring a diverse range of viewpoints, backgrounds, and skills to the Board. The matrix below reflects the Board’s current array of skills and competencies as of March 20, 2026.
The matrix provides information about each director, including selected areas of knowledge, skills, experiences, and attributes, as well as each director’s self-identified diversity information. It is not intended to reflect all of the knowledge, skills, experiences, or attributes of each director, nor should the absence of a particular item be interpreted to mean that a director does not possess or contribute in that area. No single factor, skill, experience, or attribute—among other considerations—is determinative of Board membership.

Director Knowledge and Expertise	Forth	Moss	Daul	Julian	Mills	Ramdev	Sundberg	Volpe
Financial Expertise				*		*
Corporate Governance
Compensation
Chief Executive Officer
Cybersecurity and IT
Research and Product Development
Energy and Adjacent Markets
International
Human Capital Management
Manufacturing & Supply Chain
Risk Mitigation / Litigation
Mergers and Acquisitions
*    Denotes Audit Committee Financial Expert
The following information describes the demographic breakdown of our directors:

Gender Identity
Female
Male
Demographic Background
African American or Black
White
Asian

12	2026 Proxy Statement

Item 1. Election of Directors
Director Nominations
Director nominees possessing the qualifications, qualities, skills, and other expertise appropriate for Board service are identified, evaluated, and recommended to the Board by the Governance Committee, consistent with the criteria approved by the Board and set forth in the Company’s Corporate Governance Guidelines. The Governance Committee is responsible for recommending director nominees for election by stockholders at each annual meeting and for identifying candidates to fill Board vacancies as they arise.
In carrying out these responsibilities, the Governance Committee identifies prospective director candidates from a variety of sources, including recommendations from directors, stockholders, management, and other appropriate sources, and may engage a third-party executive search firm to assist in identifying and evaluating potential nominees. The Governance Committee may also request that any such search firm conduct additional diligence regarding a prospective nominee’s background, experience, and qualifications and report its findings to the Governance Committee.
There is no family relationship between and among any of our executive officers or directors. There are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any directors are elected or officers are appointed.
Shareholder Recommendations for Director Candidates
The Governance Committee will consider recommendations for director candidates submitted by shareholders. Shareholders wishing to recommend a candidate for consideration by the Committee should submit the candidate’s name, together with the information required under the advance notice provisions of the Company’s Bylaws for shareholder nominations of directors. Such recommendations should be submitted to the Company’s Corporate Secretary in the manner specified in the Bylaws.
Director candidates recommended by shareholders are evaluated by the Governance Committee using the same criteria and process applied to candidates identified from other sources. Following its evaluation, the Committee makes a recommendation to the Board regarding whether to appoint the candidate to fill a vacancy or to nominate the candidate for election at an annual meeting. The Board then determines whether to appoint or nominate the candidate, as applicable. Shareholders who submit director candidate recommendations will be informed of the Board’s decision.

2026 Proxy Statement	13

Item 1. Election of Directors
Director Nominees for Election at the Annual Meeting

The Board Recommends Shareholders Vote “FOR” the Election of Each of the Five Director Nominees Introduced Below

The following information regarding each director nominee is as of March 20, 2026 unless otherwise noted.

Ty Daul

Chief Executive Officer, Primergy Solar

CAREER HIGHLIGHTS
•Ty Daul has served on our Board since March 2021. Since 2024, he has served on the board of directors of LandBridge Company, LLC (NYSE: LB), where he is a member of the audit committee. Since May 2020, he has served as Chief Executive Officer and a member of the board of directors of Primergy Solar, a developer, owner and operator of distributed and utility-scale solar photovoltaic and energy storage projects across North America.
•From 2017 to 2020, Mr. Daul served as Vice President of Canadian Solar’s energy project development business in the Americas and as President of Recurrent Energy Group, its U.S. development subsidiary. From 2015 to 2017, he served as Senior Vice President, Americas Power Plants, at SunPower Corporation and as a director of 8point3 Energy Partners LP. He co-founded Element Power in 2009 and led its wind and solar businesses in the Americas. Earlier, he held leadership roles at Iberdrola Renewables, Inc., Entergy Corp. and Newport Generation Ventures, LLC.
•Mr. Daul has more than three decades of power generation experience and has been involved in the development and operation of more than 12 GW of wind, solar and battery energy storage projects representing over $13 billion in total investment. He serves on the boards of the Solar Energy Industries Association and Infinigen Renewables and previously served on the board of the Wind Solar Alliance. He holds a B.S. in Mechanical Engineering from the University of Washington and an M.B.A. from Texas A&M University.
DIRECTOR QUALIFICATIONS
•The Board believes Mr. Daul’s renewable energy development expertise, executive leadership experience and public company governance experience qualify him to serve as a director.

INDEPENDENT Age: 58 Director since: 2021 Board Committees: Audit

14	2026 Proxy Statement

Item 1. Election of Directors

Jeannette Mills

EVP & Chief Administrative Officer, Tennessee Valley Authority

CAREER HIGHLIGHTS
•Jeannette Mills has served on our Board since August 2022. Ms. Mills is a senior executive with more than 30 years of experience in the energy, utilities and consumer services sectors, including extensive operational and regulatory leadership experience.
•Since August 2024, she has served as Executive Vice President and Chief Administrative Officer of Tennessee Valley Authority (“TVA”), where she leads enterprise support functions including Technology and Innovation, Supply Chain, Safety and Health, Facilities, Security and Resiliency, and Aviation Services, and serves on TVA’s enterprise leadership team. From 2020 to 2024, she served as Executive Vice President and Chief External Relations Officer of TVA.
•From 2017 to 2020, Ms. Mills served as Senior Vice President – Safety, Health, Environmental & Assurance at National Grid plc. Earlier, she held executive leadership roles at the Maryland Public Service Commission, Baltimore Gas & Electric and Medifast, Inc. (NYSE: MED), where she served as a director and member of the compensation committee.
•Ms. Mills serves on the boards of the Women’s Foundation for a Greater Memphis, the American Association of Blacks in Energy, the Tennessee Theatre and the Cal Ripken, Sr. Foundation. She holds a B.S. in Electrical Engineering from Virginia Tech and an M.B.A. from Loyola University Maryland.
DIRECTOR QUALIFICATIONS
•The Board believes Ms. Mills’s utility industry leadership experience, enterprise risk and regulatory expertise, and public company board experience qualify her to serve as a director.

INDEPENDENT Age: 59 Director since: 2022 Board Committees: Governance

2026 Proxy Statement	15

Item 1. Election of Directors

Niharika Taskar Ramdev

Former Chief Financial Officer, Global Cadillac, General Motors Company

CAREER HIGHLIGHTS
•Niharika Taskar Ramdev has served on our Board since 2024. Since November 2022, she has served on the board of directors of Silgan Holdings Inc. (NYSE: SLGN), where she chairs the audit committee and serves on the compensation and nominating committees.
•From 2022 to 2024, Ms. Ramdev served on the board of directors of Kaman Corporation (NYSE: KAMN), including as a member of the audit and finance committees. From 2021 to 2023, she served on the board of directors of Triton International Limited (NYSE: TRTN), where she was a member of the audit committee. From 2021 to 2022, she served on the board of directors of Renewable Energy Group (Nasdaq: REGI), including as a member of the risk committee and audit committee. From 2020 to 2022, she served on the board of directors of XL Fleet (NYSE: XL) (n/k/a Spruce Power Holding Corporation), where she chaired the audit committee and served on the compensation committee.
•Prior to her board service, Ms. Ramdev held senior leadership roles at General Motors, most recently serving as Chief Financial Officer, Global Cadillac, from 2018 to 2019.
•Ms. Ramdev holds a Bachelor of Commerce in Financial Accounting from the University of Bombay (Mumbai) and an M.B.A. from Harvard Business School.
DIRECTOR QUALIFICATIONS
•The Board believes Ms. Ramdev’s public company board experience, audit committee leadership, and expertise in finance, risk management and global operations qualify her to serve as a director.

INDEPENDENT Age: 56 Director since: 2024 Board Committees: Audit

16	2026 Proxy Statement

Item 1. Election of Directors

Lori Sundberg

Chief Human Resources Officer, Cadence Education

CAREER HIGHLIGHTS
•Lori Sundberg has served on our Board since March 2021. Since 2024, she has served as Chief Human Resources Officer of Cadence Education. From 2021 to 2024, she served as an HR Executive at Performance and Talent Solutions, a consulting firm. From 2022 to 2023, she served as Chief Human Resources Officer of Quanergy Systems, Inc. (NYSE: QNGY).
•From 2018 to 2021, Ms. Sundberg served as Executive Vice President and Chief Human Resources Officer of Western Digital Corporation (Nasdaq: WDC), where she led global human resources strategy and people initiatives. Earlier, she served as Senior Vice President, Global Human Resources at Jacobs (NYSE: J), as Senior Vice President, Human Resources and Ethics at Arizona Public Services Company, and in progressive human resources leadership roles at American Express.
•Ms. Sundberg has more than 30 years of experience aligning human capital strategy with business objectives, including leadership in organizational effectiveness, culture, diversity and inclusion, executive development, mergers and acquisitions, and total rewards. She holds a B.S. in Business Management from Brigham Young University.
DIRECTOR QUALIFICATIONS
•The Board believes Ms. Sundberg’s extensive human capital leadership experience, oversight of enterprise talent and compensation strategies, and experience leading complex organizational initiatives qualify her to serve as a director.

INDEPENDENT Age: 62 Director since: 2021 Board Committees: Compensation (Chair) Governance

2026 Proxy Statement	17

Item 1. Election of Directors

Toni Volpe

Chief Executive Officer, Nadara, Ltd.

CAREER HIGHLIGHTS
•Toni Volpe has served on our Board since March 2021. Since January 2024, he has served as Chief Executive Officer of Nadara Ltd., a global renewable energy company formed through the merger of Ventient Energy and Renantis S.p.A., where he previously served as Chief Executive Officer beginning in March 2016. Nadara develops, constructs and manages renewable energy assets, with more than 4 GW of solar and wind projects in operation and an 18 GW development pipeline across Europe and the United States.
•Prior to Nadara, Mr. Volpe held senior leadership roles at Enel, including as Chief Executive Officer of Enel Green Power North America, where he oversaw portfolio diversification across geothermal, solar, hydro, wind and biomass technologies, and as Chief Executive Officer of Enel Romania, a regulated electricity distribution business.
•Mr. Volpe graduated magna cum laude in Management, Economics and Industrial Engineering from the Polytechnic University of Milan and holds an M.B.A. from Columbia Business School.
DIRECTOR QUALIFICATIONS
•The Board believes Mr. Volpe’s extensive renewable energy industry leadership experience and executive oversight of global operations and large-scale asset portfolios qualify him to serve as a director.

INDEPENDENT Age: 53 Director since: 2021 Board Committees: Audit

18	2026 Proxy Statement

Item 1. Election of Directors
Directors Continuing in Office until the 2027 Annual Meeting
The Company is transitioning to a fully declassified board structure. Beginning with the 2027 Annual Meeting of Shareholders, all directors will stand for election annually. Until the transition is complete, the following directors will continue to serve the terms for which they were previously elected.

Brad Forth

Chair of the Board, Shoals Technologies Group, Inc. Senior Partner, Neos Partners

CAREER HIGHLIGHTS
•Brad Forth has served on our Board since June 2017. Mr. Forth has more than 30 years of experience in the energy industry. He began his career in 1988 as a design engineer at Power Measurement, Inc., where he advanced through various leadership roles and served as Chief Executive Officer from 1998 to 2005 until its acquisition by Schneider Electric.
•From 2006 to 2009, Mr. Forth was a Partner at GFI Energy Group. From 2009 to 2016, he served as a Managing Director at Oaktree Capital Management, and from 2016 to 2021 as a Senior Advisor to Oaktree’s GFI Energy Group. In June 2022, he joined Neos Partners as a Senior Partner.
•Mr. Forth has served on numerous public and private company boards in the energy sector, including as a director of Array Technologies (Nasdaq: ARRY) since 2016, and previously as a director or chair of GT Solar Incorporated, Turbine Generator Maintenance, Cannon Technologies, GoodCents, TenK Solar, Xantrex Technology, The Kirlin Group and OpTerra Energy Group. He holds a Bachelor of Electrical Engineering from the University of Victoria.
DIRECTOR QUALIFICATIONS
•The Board believes Mr. Forth’s extensive energy industry expertise, executive leadership experience and private equity investment background qualify him to serve as a director.

INDEPENDENT Age: 61 Director since: 2017 Board Committees: Compensation Governance (Chair)

2026 Proxy Statement	19

Item 1. Election of Directors

Robert Julian

Interim Chief Financial Officer, Xponential Fitness, Inc. Former Chief Financial Officer & Former Co-Interim Chief Executive Officer, The RealReal

CAREER HIGHLIGHTS
•Robert Julian has served on our Board since August 2022. He has more than 30 years of experience in senior finance leadership roles at both public and private companies. He currently serves as Interim Chief Financial Officer of Xponential Fitness, Inc. From October 2021 until his retirement in January 2024, he served as Chief Financial Officer of The RealReal, Inc., where he also served as Co-Interim Chief Executive Officer from June 2022 to February 2023 and remained a consultant to the company through June 2024.
•Previously, Mr. Julian served as Executive Vice President and Chief Financial Officer of Sportsman’s Warehouse from 2019 to 2021 and as Executive Vice President, Chief Financial Officer and Treasurer of Deluxe Entertainment Services Group from 2017 to 2018.
•Mr. Julian currently serves on the board of directors of PROG Holdings, Inc. (NYSE: PRG), where he is a member of the audit committee and the nominating, governance and corporate responsibility committee, and Rayton Solar Inc. Mr. Julian holds a B.A. in Finance from Michigan State University and an M.B.A. from the University of Michigan.
DIRECTOR QUALIFICATIONS
•The Board believes that Mr. Julian’s extensive public company financial leadership experience, as well as his strategic and operational oversight expertise and audit committee service, qualifies him to serve as a director.

INDEPENDENT Age: 63 Director since: 2022 Board Committees: Audit (Chair) Compensation

Brandon Moss

Chief Executive Officer, Shoals Technologies Group, Inc.

CAREER HIGHLIGHTS
•Brandon Moss joined the Company as Chief Executive Officer in July 2023 and has served on our Board since February 2024. Prior to joining the Company, he served from 2014 to 2023 as President, Tools, Components & Assembled Solutions Business of Southwire Company, one of North America’s largest wire and cable manufacturers. Earlier at Southwire, he served as Vice President, Retail Sales (2009–2013) and Director of Sales (2007–2009).
•Prior to Southwire, Mr. Moss held commercial leadership roles at Lutron Electronics (2002–2007) and Black & Decker (2000–2002). He currently serves on the board of directors of the American Clean Power Association.
•Mr. Moss holds an M.B.A. from Wake Forest University and a Bachelor’s degree in Marketing from Miami University.
DIRECTOR QUALIFICATIONS
•The Board believes Mr. Moss’s senior executive leadership experience, deep electrical industry expertise, M&A and integration experience, global supply chain knowledge and operational leadership qualify him to serve as a director.

NON-INDEPENDENT Age: 47 Director since: 2024 Board Committees: None

20	2026 Proxy Statement

CORPORATE GOVERNANCE

Our Board views corporate governance as a source of strength, not a box-checking exercise. We are committed to practices that safeguard the long-term interests of our shareholders and reinforce accountability at every level of the organization. Our governance framework is designed to empower independent oversight, encourage thoughtful challenge and ensure disciplined execution of our fiduciary duties. We believe enduring success requires both strategic vision and structural integrity — and our governance practices reflect that conviction.
Governance Guideline Highlights
Our Board has adopted a governance framework designed to promote accountability, independent oversight and long-term value creation. Key elements of our governance practices include:

Board Independence & Accountability	Oversight & Risk Discipline	Long-Term Value & Culture

•Majority independent Board •Annual election of all directors •Executive sessions of independent directors •Formal independence determinations •Overboarding limits	•Board oversight of strategy and operating plans •Enterprise risk oversight •CEO evaluation and succession planning •Authority to retain independent advisors	•Defined director selection criteria and refreshment review •Annual Board and committee evaluations •Human capital and culture oversight •Sustainability oversight •Active shareholder engagement

Benefit: Promotes objective oversight and director accountability.	Benefit: Enables disciplined decision-making and balanced risk-taking.	Benefit: Aligns governance structure with long-term shareholder value.
We believe these practices strengthen Board effectiveness, reinforce accountability and position the Company for sustainable, long-term growth.
Board Leadership Structure
Our Board has a fiduciary duty to act in what it believes to be the best interests of the Company and its shareholders, including determining the leadership structure that will most effectively support oversight and long-term value creation. Our Amended and Restated Bylaws (the "Bylaws") and Corporate Governance Guidelines provide the Board with flexibility to combine or separate the roles of Chair and Chief Executive Officer as it deems appropriate in light of prevailing circumstances.
Separation of Chair and Chief Executive Officer
Since our initial public offering, the roles of Chair and Chief Executive Officer have been separated. The Board believes that this structure enhances accountability, clarifies leadership responsibilities and strengthens independent oversight.

2026 Proxy Statement	21

Corporate Governance
Mr. Moss serves as Chief Executive Officer and a member of the Board, but does not serve as Chair. Mr. Forth, an independent director, serves as Chair of the Board. In this role, Mr. Forth focuses on Board governance, agenda development and oversight of strategic matters, and serves as a liaison between the Board and management. This structure allows the Chief Executive Officer to concentrate on management and execution, while the Chair provides independent leadership of the Board and effective oversight of management.
The Board reviews its leadership structure annually and retains the flexibility to modify it as circumstances warrant.
Board Self-Evaluation
Through the Governance Committee, we conduct an annual assessment of the Board’s and its committees’ effectiveness to ensure we are fulfilling our fiduciary duties with rigor and discipline.
Directors provide confidential feedback and engage in substantive discussion regarding strategy oversight, risk management, financial performance, Board composition and meeting effectiveness. The purpose of this process is not merely to validate current practices, but to identify opportunities to strengthen performance and governance. The results of the evaluation translate into concrete action steps and governance enhancements, which are incorporated into Board priorities and monitored throughout the year.
As part of this annual review, the Board assesses whether its leadership structure remains appropriate. Consistent with our fiduciary obligations and governing documents, we retain the flexibility to evolve our leadership framework as circumstances change.
Director Independence
Under Nasdaq listing standards, a director qualifies as independent only if the Board affirmatively determines that the director has no direct or indirect material relationship with the Company. The Board applies these standards rigorously and does not rely solely on bright-line tests in assessing independence.
Consistent with our Corporate Governance Guidelines, the Board conducted its annual review of director independence in accordance with Nasdaq standards and applicable Company procedures. Following this review, the Board has affirmatively determined that the following directors are independent under the listing standards of Nasdaq and applicable Company procedures: Ty Daul, Brad Forth, Robert Julian, Jeannette Mills, Niharika Taskar Ramdev, Lori Sundberg and Toni Volpe.
The Board also determined that each member of the Compensation Committee satisfies the heightened independence requirements applicable to compensation committee members under Nasdaq rules and SEC regulations, and that each member of the Audit Committee satisfies the heightened independence requirements applicable to audit committee members under Nasdaq rules and SEC regulations.
In reaching these determinations, the Board reviewed information provided by the directors and the Company regarding business and personal relationships, and considered the transactions described under “Certain Relationships and Related Party Transactions.”
The Board also considered the Company’s arrangements with the Tennessee Valley Authority (“TVA”) in connection with certain investments in the state of Tennessee. Although Ms. Mills serves as an executive officer of TVA, she did not participate in negotiations, approvals or discussions regarding these arrangements and does not have a direct or indirect material interest in them. After careful review, the Board determined that these matters do not impair Ms. Mills’s independence.
Management Succession
The Board recognizes that leadership continuity is critical to long-term performance. The Compensation Committee annually reviews corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of those objectives, and recommends compensation decisions to the Board based on that evaluation and other relevant factors.

22	2026 Proxy Statement

Corporate Governance
The Board, working with the Governance Committee, oversees succession planning for the Chief Executive Officer and other executive officers. This process includes periodic review of potential internal and external candidates, development plans for senior leaders and contingency planning to ensure leadership continuity.
Hedging and Pledging Transactions
The Company’s Insider Trading Policy prohibits directors, officers and employees from engaging in hedging transactions involving Company securities, including prepaid variable forwards, equity swaps, collars and exchange funds. These transactions may reduce or eliminate the full risks and rewards of ownership and could misalign the interests of directors, officers or employees with those of other shareholders.
Directors, officers and employees are also prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan.
Compensation Committee Interlocks and Insider Participation
None of the Company’s executive officers currently serves, or served during the last fiscal year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company’s Board or Governance Committee.
Shareholder Outreach and Communication with the Board
We maintain an active dialogue with our shareholders to better understand their perspectives and priorities. In fall 2025, the Chair of the Compensation Committee and members of management conducted shareholder outreach to investors representing approximately 70% of our outstanding shares and engaged directly with shareholders representing approximately 50% of our outstanding shares.
During these discussions, we addressed a range of topics, including business strategy, Board governance, executive compensation, human capital management and sustainability matters. The Board values shareholder input as an important component of effective oversight and long-term value creation. Feedback from these engagements is shared with the Board and its committees and informs our governance practices, compensation decisions and ongoing shareholder engagement priorities.
Shareholders and other interested parties may communicate with an individual director, the Board as a group, or a specified Board committee (including the independent directors as a group) by writing to:
Shoals Technologies Group, Inc.
1500 Shoals Way
Portland, TN 37148
Attention: Board of Directors
c/o Chief Legal Officer and Corporate Secretary
Telephone: (615) 323-9836
Communications should specify the intended recipient(s) and the general subject matter. The Company processes communications before forwarding them to the appropriate recipient and may refer communications to other Company departments as appropriate. Communications that are commercial in nature, relate to improper or irrelevant topics, or request general information about the Company generally will not be forwarded to the Board.

2026 Proxy Statement	23

BOARD COMMITTEES AND MEMBERSHIP

Committee Composition, Responsibilities and Meetings
The Board maintains three standing committees: the Audit Committee, the Compensation Committee and the Governance Committee. The composition, duties and responsibilities of each committee are described below. The Board may establish additional committees from time to time as it deems appropriate to fulfill its responsibilities.
During the year ended December 31, 2025, the Board held four regular meetings and one special meeting. The Audit Committee held four regular meetings and one special meeting, the Compensation Committee held four regular meetings, and the Governance Committee held four regular meetings.
Directors are expected to devote the time and attention necessary to discharge their fiduciary duties and to attend the annual meeting of shareholders and all or substantially all meetings of the Board and committees on which they serve. All directors then in office attended the 2025 Annual Meeting of Shareholders. Each director attended at least 75% of the aggregate number of meetings of the Board and committees on which such director served during the period for which such director was in office.
Each of our standing committees operates under a written charter approved by the Board. The charters are available on the Investor Relations section of our website at https://investors.shoals.com. Information contained on, or accessible through, our website is not incorporated by reference into this Proxy Statement.

24	2026 Proxy Statement

Board Committees and Membership
The table below sets forth the current composition of our Board committees and the number of regular and special meetings held by each committee during 2025.

Committee Memberships
Board Members	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Ty Daul
Brad Forth
Robert Julian
Jeannette Mills
Niharika Taskar Ramdev
Lori Sundberg
Toni Volpe
Brandon Moss

– Chair	– Member

Committee	Fully Comprised of Independent Board Members?	Number of Regular Meetings	Number of Special Meetings
Audit Committee		4	1
Compensation Committee		4	0
Nominating and Corporate Governance Committee		4	0

2026 Proxy Statement	25

Board Committees and Membership
Audit Committee

Robert Julian (Chair)
The Audit Committee oversees the integrity of the Company’s financial reporting process, the effectiveness of internal control over financial reporting, and the independence and performance of the Company’s independent registered public accounting firm.
COMMITTEE COMPOSITION
Our Audit Committee is composed of Ms. Ramdev and Messrs. Daul, Volpe and Julian, with Mr. Julian serving as Chair.
The Board has affirmatively determined that each member of the Audit Committee satisfies the independence requirements of Rule 10A-3 under the Exchange Act and the listing standards of Nasdaq. The Board has also determined that each member meets Nasdaq’s financial literacy requirements and that none has participated in the preparation of the Company’s financial statements or those of any current subsidiary during the past three years.
In addition, the Board has determined that Mr. Julian and Ms. Ramdev each qualify as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. This designation does not impose on them any duties, obligations or liabilities greater than those generally imposed on members of the Audit Committee or the Board.
DUTIES AND RESPONSIBILITIES
The Audit Committee is responsible for, among other matters:
•Appointing, compensating, retaining and overseeing the independent registered public accounting firm, including assessing its qualifications, performance and independence;
•Pre-approving audit and permissible non-audit services and the terms of such services;
•Reviewing with management and the independent auditor the scope and results of audits, as well as interim and annual financial results;
•Reviewing and discussing with management and the independent auditor the Company’s annual and quarterly financial statements, related disclosures, and critical accounting policies and practices;
•Overseeing the adequacy and effectiveness of internal control over financial reporting;
•Overseeing the Company’s policies and processes for assessing and managing financial reporting–related risks, including cybersecurity risk;
•Establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls or auditing matters;
•Recommending to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K;
•Monitoring compliance with legal and regulatory requirements relating to financial reporting and accounting matters;
•Reviewing related party transactions and potential conflicts of interest;
•Reviewing earnings releases and related financial disclosures;
•Preparing the Audit Committee report required by SEC rules for inclusion in the annual proxy statement; and
•Reviewing and reassessing the adequacy of the Audit Committee charter annually.

Niharika Taskar Ramdev

Ty Daul

Toni Volpe

5 Meetings in 2025

26	2026 Proxy Statement

Board Committees and Membership
Compensation Committee

Lori Sundberg (Chair)
The Compensation Committee oversees the Company’s executive compensation programs and human capital strategy, aligning pay practices with performance, accountability and long-term shareholder value.
COMMITTEE COMPOSITION
The Compensation Committee is composed of Ms. Sundberg and Messrs. Forth and Julian, with Ms. Sundberg serving as Chair.
The Board has affirmatively determined that each member of the Compensation Committee satisfies the independence requirements of the listing standards of Nasdaq, qualifies as a non-employee director for purposes of Rule 16b-3 under the Exchange Act, and meets the requirements of Rule 10C-1 under the Exchange Act. Members of the Compensation Committee are not current or former employees of the Company and do not receive compensation that would impair their ability to make independent judgments regarding executive compensation.
The Compensation Discussion and Analysis section of this Proxy Statement describes the processes and considerations underlying the Compensation Committee’s decisions.
DUTIES AND RESPONSIBILITIES
The Compensation Committee’s responsibilities include, among other matters:
•Annually reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer;
•Evaluating the Chief Executive Officer’s performance in light of those goals and determining and recommending to the Board the Chief Executive Officer’s compensation;
•Reviewing and approving the compensation of other executive officers;
•Reviewing and establishing the Company’s overall compensation philosophy and policies;
•Overseeing and administering the Company’s compensation and incentive plans;
•Reviewing and recommending director compensation;
•Reviewing and discussing the Compensation Discussion and Analysis for inclusion in the Company’s annual proxy statement or Annual Report on Form 10-K;
•Overseeing aspects of human capital management, including corporate culture, talent development, diversity and inclusion, and succession planning;
•Reviewing and recommending for Board approval the adoption or amendment of any clawback policy in compliance with Section 10D of the Exchange Act, and administering such policy; and
•Reviewing and reassessing the adequacy of the Compensation Committee charter annually.
COMPENSATION CONSULTANT INDEPENDENCE
The Compensation Committee has the sole authority under its charter to retain, at the Company’s expense, independent legal counsel, compensation consultants and other advisors as it deems appropriate, and to approve their fees and retention terms.
During 2025, the Compensation Committee engaged Pay Governance LLC (“Pay Governance”) as its independent compensation consultant. Prior to engagement, and consistent with Nasdaq requirements, the Compensation Committee assessed Pay Governance’s independence and determined that no conflicts of interest existed. Pay Governance provides the Compensation Committee with objective analyses and market data regarding executive and director compensation.
Additional information regarding the role of the independent consultant is included under “Compensation Discussion and Analysis—Key Participants in the Compensation Process—The Role of the Independent Consultant.”

Brad Forth

Robert Julian

4 Meetings in 2025

2026 Proxy Statement	27

Board Committees and Membership
Nominating and Corporate Governance Committee

Brad Forth (Chair)
The Governance Committee assists the Board in overseeing director nominations, Board composition, succession planning and the Company’s corporate governance framework.
COMMITTEE COMPOSITION
The Governance Committee is composed of Ms. Sundberg, Ms. Mills and Mr. Forth, with Mr. Forth serving as Chair. The Board has affirmatively determined that each member of the Governance Committee satisfies the independence requirements of the listing standards of Nasdaq.
DUTIES AND RESPONSIBILITIES
The Governance Committee’s responsibilities include:
•Developing and recommending to the Board criteria for selecting director nominees and determining the qualifications, qualities, skills and expertise required for effective Board service;
•Identifying, screening and recommending qualified director candidates, including reviewing the contributions of incumbent directors in connection with renomination;
•Reviewing Board size, composition and refreshment strategy, including ensuring that candidate pools include individuals with diverse viewpoints, backgrounds, skills and experience;
•Reviewing shareholder-recommended director nominees and shareholder proposals and recommending appropriate Board responses;
•Overseeing shareholder engagement and interactions with proxy advisory firms;
•Reviewing and recommending nominees for election to the Board and appointments to Board committees and committee leadership positions;
•Reviewing the Board’s leadership structure and recommending changes as appropriate;
•Reviewing and recommending amendments to the Company’s certificate of incorporation, Bylaws, Corporate Governance Guidelines, Code of Ethics and other governance policies;
•Overseeing disclosure of the Company’s corporate governance practices in the proxy statement and Annual Report on Form 10-K;
•Reviewing sustainability-related goals, strategies and initiatives and providing guidance to the Board;
•Monitoring emerging governance trends and regulatory developments;
•Reviewing and approving outside for-profit directorships for directors and officers, as appropriate;
•Developing and recommending a CEO succession plan and periodically reviewing succession planning matters;
•Overseeing the annual evaluation of the Board, its committees and management; and
•Conducting an annual evaluation of the Governance Committee’s performance and reviewing its charter.
The Governance Committee views Board composition and governance practices as dynamic, not static. It regularly assesses whether the Board’s structure, leadership and policies remain aligned with the Company’s strategy, risk profile and long-term shareholder interests, and recommends changes when doing so would strengthen oversight and effectiveness.

Jeannette Mills

Lori Sundberg

4 Meetings in 2025

28	2026 Proxy Statement

Board Committees and Membership
Risk Oversight

BOARD
The Board oversees an enterprise-wide approach to risk management designed to support strategic objectives, promote long-term performance and enhance shareholder value. The Board models effective and consistent risk management philosophies and expects risk management to be integrated into corporate strategy, decision-making and day-to-day operations.
In 2023, the Company initiated a comprehensive Enterprise Risk Management (“ERM”) assessment, which continued through 2024. As part of the Company's ongoing ERM process, the Board and management evaluate not only the Company’s principal risks and mitigation efforts, but also the appropriate level of risk in light of the Company’s strategy and growth objectives.
The ERM process includes input from executive leadership and director-level employees to identify and prioritize key risks. The Board reviews the results of this assessment and incorporates them into its oversight of strategy and risk profile.
Beginning in 2024, the Board also began receiving quarterly briefings on cybersecurity matters, including the Company’s efforts to prevent, detect, mitigate and remediate cybersecurity risks.
While the full Board retains overall responsibility for risk oversight, primary oversight of specific risk areas is allocated among its committees:

AUDIT COMMITTEE
Oversees financial reporting risks, internal control over financial reporting, major financial exposures and cybersecurity risk. The Audit Committee receives regular briefings from management regarding cybersecurity, data privacy and data security matters and oversees procedures for accounting-related complaints and concerns.

COMPENSATION COMMITTEE
Oversees risks associated with the design and implementation of compensation and benefit programs, including whether such programs create incentives for excessive risk-taking. The Compensation Committee reviews the relationship between risk management practices and compensation policies.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Oversees corporate governance risks, including governance best practices, Board composition and leadership structure. The Governance Committee also reviews and monitors the development and implementation of the Company’s sustainability initiatives.

In addition, the Board reviews strategic, regulatory and legal risks as part of its regular consideration of the Company’s operating and strategic plans. Management reports periodically to the Board and its committees regarding significant risk exposures and mitigation efforts.
The Board recognizes the evolving nature of the Company’s business and industry and remains actively engaged in monitoring emerging risks and adapting oversight practices as appropriate.

2026 Proxy Statement	29

Board Committees and Membership
Code of Ethics
The Company has adopted a Code of Ethics applicable to all employees, officers and directors, including the principal executive officer, principal financial officer and principal accounting officer. The Code constitutes a “code of ethics” within the meaning of Item 406(b) of Regulation S-K.
The Code of Ethics is available on the Investor Relations section of the Company’s website at https://investors.shoals.com. Information contained on, or accessible through, the Company’s website is not incorporated by reference into this Proxy Statement.
The Company intends to satisfy the disclosure requirements of Item 5.05 of Form 8-K regarding amendments to, or waivers of, the Code of Ethics applicable to executive officers by posting such information on its website.

30	2026 Proxy Statement

COMPENSATION OF NON-EMPLOYEE DIRECTORS

The following table summarizes the compensation awarded or paid to the members of the Board for the 2025 Fiscal Year.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Brad Forth	$90,000	$280,002	$370,002
Ty Daul	$75,000	$180,002	$255,002
Robert Julian	$100,000	$180,002	$280,002
Jeannette Mills	$75,000	$180,002	$255,002
Niharika Taskar Ramdev	$75,000	$180,002	$255,002
Lori Sundberg	$90,000	$180,002	$270,002
Toni Volpe	$75,000	$180,002	$255,002
Brandon Moss	$—	$—	$—
(1)Amounts in this column represent the aggregate grant date fair value of stock awards granted to certain non-employee directors during fiscal year 2025, computed in accordance with FASB ASC Topic 718. On May 1, 2025, Ty Daul, Robert Julian, Jeannette Mills, Niharika Taskar Ramdev, Lori Sundberg and Toni Volpe each received an award of 47,746 restricted stock units (“RSUs”). On the same date, Brad Forth received an award of 74,271 RSUs. Each RSU award vests in full on the date of the 2026 Annual Meeting of Shareholders, subject to the director’s continued service through the vesting date. At fiscal year-end, the number of unvested and outstanding stock awards held by each non-employee director was equal to the number of RSUs granted to such director in 2025, as described above.
Narrative Disclosure to Director Compensation Table
On January 29, 2021, the Board adopted the Amended and Restated Non-Employee Director Compensation Policy (the “Director Compensation Policy”). Under the Director Compensation Policy, non-employee directors are eligible to receive compensation consisting of an annual cash retainer (including additional fees for committee chair service) and an annual equity award granted under the Shoals Technologies Group, Inc. 2021 Long-Term Incentive Plan (“LTIP”).
Effective May 2, 2024, the Board amended and restated the Director Compensation Policy to increase the grant date value of the annual RSU award for non-employee directors from $160,000 to $180,000.
During fiscal year 2025, the Director Compensation Policy provided for the following:
Annual Cash Retainer
•Each non-employee director receives an annual cash retainer of $75,000, payable in four equal quarterly installments and prorated for partial-year service.
•Committee chairs receive additional annual retainers, payable quarterly and prorated as applicable:
–Audit Committee Chair: $25,000
–Compensation Committee Chair: $15,000
–Nominating and Corporate Governance Committee Chair: $15,000

2026 Proxy Statement	31

Compensation of Non-Employee Directors
Annual Equity Awards
Each non-employee director receives an annual award of restricted stock units (“RSUs”) granted under the LTIP on or about the date of the annual meeting of shareholders. The RSUs vest on the date of the next annual meeting of shareholders, subject to continued service through the vesting date. The grant date fair value of the annual RSU award is approximately $180,000.
A non-employee director appointed or elected between annual meetings receives a prorated RSU award that vests at the next annual meeting of shareholders, subject to continued service.
Board Chair Equity Award
The Chair of the Board is entitled to an additional annual RSU award with a grant date fair value of approximately $100,000.
Other Compensation Matters
Non-employee directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with Board service. Directors are also entitled to indemnification protections provided under the Company’s Bylaws.
The Board reviews director compensation periodically and may revise the Director Compensation Policy from time to time.

32	2026 Proxy Statement

EXECUTIVE OFFICERS

Set forth below are the names, ages, positions and a brief description of the business experience of the individuals who serve as executive officers of the Company as of March 20, 2026.

Name	Age	Position
Brandon Moss	47	Chief Executive Officer
Dominic Bardos	61	Chief Financial Officer
Jeffery Tolnar	62	President
Bobbie L. King Jr.	40	Chief Legal Officer & Corporate Secretary
Kirsten Moen	50	Chief Operating Officer
James Hart	45	Chief People Officer

Brandon Moss Chief Executive Officer
Brandon Moss joined the Company as Chief Executive Officer in July 2023. Prior to joining the Company, he served since 2014 as President, Tools, Components & Assembled Solutions Business of Southwire Company, one of North America’s largest wire and cable manufacturers. Earlier at Southwire, he served as Vice President, Retail Sales (2009–2013) and Director of Sales (2007–2009).
Mr. Moss currently serves on the board of directors of the American Clean Power Association. He holds an M.B.A. from Wake Forest University and a Bachelor’s degree in Marketing from Miami University.

Dominic Bardos Chief Financial Officer
Dominic Bardos joined the Company as Chief Financial Officer in October 2022 and has more than 30 years of experience in global finance and accounting across multiple industries.
Prior to joining the Company, he served as Chief Financial Officer of Holley Inc. (NYSE: HLLY) from 2021 to September 2022. From 2018 to 2021, he served as Vice President of Finance for Tractor Supply Company (Nasdaq: TSCO). Earlier, he served as Chief Financial Officer of Cambridge Franchise Holdings from 2017 to 2018 and held leadership roles at ServiceMaster, including divisional Chief Financial Officer for Terminix from 2014 to 2017.
Mr. Bardos has also held leadership positions in finance, supply chain and operations with Caesars Entertainment, Hilton Hotels and Harrah’s Entertainment. He holds an M.B.A. in Finance and a Bachelor’s degree in Management from the University of Memphis, Fogelman College of Business & Economics.

2026 Proxy Statement	33

Executive Officers

Jeffery Tolnar President
Jeffery Tolnar has served as President since December 2022 and as Interim Chief Executive Officer from March 15, 2023 to July 17, 2023. He joined the Company in April 2021 as Senior Vice President, Electric Vehicle Solutions.
Prior to joining the Company, Mr. Tolnar served as Chief Commercial Officer of Greenlots, a provider of EV charging solutions acquired by Shell plc (NYSE: SHEL), from 2017 to 2021. Earlier, he served as President of Global Software Solutions for Honeywell’s Homes, Buildings and Utilities businesses (Nasdaq: HON) from 2016 to 2017.
Mr. Tolnar serves as Chairman of the Board of IONATE Limited and as a director and Chairman of the Enterprise Risk Committee of Smith Seckman Reid, Inc. He has more than 30 years of leadership experience across telecommunications, energy, building technologies and electric mobility. He holds an M.B.A. from Baker University and a B.S. in Electrical and Electronics Engineering from Youngstown State University.

Bobbie L. King Jr. Chief Legal Officer & Corporate Secretary
Bobbie L. King Jr. joined the Company as Chief Legal Officer and Corporate Secretary in June 2025 and brings more than 15 years of legal leadership experience, including significant experience in the clean infrastructure sector.
Prior to joining the Company, Mr. King served as Senior Vice President and Deputy Chief Legal Officer of HA Sustainable Infrastructure Capital, Inc. (NYSE: HASI), where he advised the board and senior management on corporate governance, securities and public company matters, capital markets and corporate finance, litigation and legal operations. Earlier, he served as Senior Corporate Counsel — Corporate, Securities & Transactions at Charles River Laboratories International, Inc. (NYSE: CRL) and as Senior Attorney at NextEra Energy, Inc. (NYSE: NEE). He began his legal career as an associate at Skadden, Arps, Slate, Meagher & Flom LLP.
Mr. King holds a Bachelor of Arts in Economics and a Certificate in Finance from Princeton University and a Juris Doctor from the University of Virginia School of Law.

Kirsten Moen joined the Company as Chief Operating Officer in September 2024. She brings extensive operations and manufacturing leadership experience across global industrial and manufacturing organizations.
Prior to joining the Company, Ms. Moen held leadership roles with Eaton, Meggitt and Stanley Black & Decker, where she led manufacturing operations, supply chain functions and continuous improvement initiatives. Throughout her career, she has focused on operational excellence, manufacturing efficiency and quality improvement through the application of lean principles and operational best practices.
Ms. Moen holds a Bachelor of Engineering in Electrical Engineering and Biomedical Engineering from Vanderbilt University and an M.B.A. from the Owen Graduate School of Management at Vanderbilt University, with concentrations in Operations and Human Organizational Performance.

Kirsten Moen Chief Operating Officer

James Hart Chief People Officer
James Hart joined the Company as Chief People Officer in November 2024 and brings more than 20 years of human resources leadership experience.
Prior to joining the Company, Mr. Hart served as Vice President of People at Cardlytics, where he led the company’s people and culture function. Earlier in his career, he held a variety of leadership roles in human resources and sales at Southwire.
Mr. Hart holds a Master of Business Administration and a Bachelor’s degree in Management from the University of West Georgia and is a veteran of the United States Air Force.

34	2026 Proxy Statement

See pages 35-36 for more information

Advisory Vote To Approve Executive Compensation

The Board Recommends a Vote “FOR” the Approval, on a Non-Binding Advisory Basis, of Our Executive Compensation as Disclosed in this Proxy Statement.

Compensation Philosophy and Objectives
Our executive compensation program is designed to align executive pay with performance, support retention of key leaders and reinforce long-term shareholder value creation.
The core elements of our compensation philosophy include:
•Performance-weighted compensation. Target total direct compensation is structured so that performance-based pay represents a significantly greater portion of total compensation than fixed base salary.
•Market-informed positioning. Compensation opportunities are informed by peer proxy disclosures and compensation surveys reflecting companies of comparable revenue scale and market capitalization.
•Role experience reflected in base salary. Base salary reflects experience and scope of responsibility and serves as the foundation for short-term incentive opportunities under the Annual Incentive Plan (“AIP”).
•Short-term incentives tied to performance. AIP payouts range from 0% to 200% of target and are primarily based on achievement of key short-term financial performance metrics, with a smaller portion tied to team and individual performance.
•Equity-based long-term incentives. Long-term incentive awards are equity-based and currently granted in the form of approximately 50% Restricted Stock Units (“RSUs”) and 50% Performance Stock Units (“PSUs”).
•Retention and alignment through equity ownership. The Compensation Committee reviews equity “holding power” at least annually to promote retention and ensure alignment with long-term shareholder interests.
The following section describes how this compensation philosophy is applied in practice and how executive pay outcomes align with Company performance and shareholder value creation.
Our Pay-for-Performance Approach
Our executive compensation program is designed to attract, retain and motivate high-caliber leaders who drive the Company’s performance and long-term growth. The program aligns executive pay with performance and shareholder value creation.
The Compensation Committee’s guiding principles include:
•Market-competitive total rewards. Total compensation — including base salary, annual and long-term incentives, benefits and development opportunities — is structured to support our ability to attract and retain leadership talent.
•Market-aligned positioning. Target compensation opportunities are generally aligned with the market median for executives with comparable experience and responsibilities.
•Performance-based incentives. A significant portion of executive compensation is delivered through cash and equity incentives tied to performance.
•Pay aligned with results. Actual compensation varies based on achievement of performance goals that drive measurable business outcomes and long-term shareholder value.

2026 Proxy Statement	35

Item 2. Advisory Vote to Approve Executive Compensation
•Strong employment value proposition. Culture, leadership development and growth opportunities complement compensation and support retention and engagement.
•Simplicity and transparency. Compensation programs are designed to be understandable, aligned with strategy and clearly communicated.
Advisory Resolution
We are requesting your non-binding advisory vote on the following resolution:
"RESOLVED, that that the shareholders of Shoals Technologies Group, Inc. approve, on an non-binding advisory basis, the compensation of the Named Executive Officers, as described in this Proxy Statement for the 2026 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Executive Compensation Tables and related narrative discussion."
Required Vote
If a quorum is present, the affirmative vote of a majority of all the votes cast on this proposal at the Annual Meeting is required to approve, on a non-binding advisory basis, the resolution approving the compensation of our Named Executive Officers. Abstentions and broker non-votes are not considered votes cast and will have no effect on the result of the vote.

36	2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

This Compensation Discussion and Analysis outlines how our executive compensation program aligns pay with financial and strategic performance, summarizes the key elements of our compensation programs, and describes the principles and practices that guide our executive compensation decisions. Further, it describes the material elements of compensation paid to, awarded to, or earned by our 2025 Named Executive Officers (each, an “NEO”). Our 2025 NEOs consist of the following current and former executives:

Brandon Moss	Dominic Bardos	Jeff Tolner	Bobbie L. King Jr.	Inez Lund
Chief Executive Officer	Chief Financial Officer	President	Chief Legal Officer & Corporate Secretary(1)	Former Chief Accounting Officer(2)
(1)On May 13, 2025, the Company appointed Mr. King as Chief Legal Officer and Corporate Secretary, effective June 16, 2025.
(2)On May 2, 2025, Ms. Lund informed the Company of her resignation, effective May 16, 2025.
Executive Summary
2025 Company Performance
Our company performance in 2025 may be characterized as a return to growth following the solar industry disruptions that occurred in 2024. Full-year revenue in 2025 was $475.3 million, up 19% from the $399.2 million realized in 2024. Backlog and awarded orders, representing orders either booked or in the process of being documented, on December 31, 2025, totaled $747.6 million, a new period-end record for the company and up 17.8% over the $634 million recorded at year-end 2024. Our commercial team successfully increased the diversity of our customer book, launched new product solutions to meet customer needs, and helped navigate the volatility related to clean energy industry incentives, permitting policy, and trade/tariff policy. Some of the headwinds had an impact on Adjusted Gross Profit, which grew from $155.8 million in 2024 to $166.5 million in 2025. New tariffs impacted our Adjusted Gross Profit in 2025 and will continue to have an impact in 2026. Management focused on what it could control and influence in the near-term in 2025 while driving significant progress on longer-term strategic initiatives. Management believes that the Company has entered 2026 in a position of strength, with a more diversified order book, broader product offerings, and significant orders in the Battery Energy Storage System (BESS) market.
As discussed in last year’s overview, the Company faced both industry-wide headwinds and business-specific challenges in 2024 that eliminated the possibility of earning any payout under the majority of the Company’s in-cycle annual and long-term incentive plans. To support retention, maintain motivation, and ensure leadership continuity during this period, the Compensation Committee took a limited number of targeted and time-bound actions in 2024. These actions included granting one time retention equity awards and replacing the 2024 Annual Incentive Plan (“AIP”) with a July–December 2024 Incentive Plan that reflected the significantly changed external environment, while explicitly capping payout opportunities at 50% of the original annual award opportunity. The Board views these actions as extraordinary governance measures, undertaken only under exceptional circumstances and with careful consideration of shareholder interests and long-term value creation.

2026 Proxy Statement	37

Compensation Discussion and Analysis (CD&A)
Shareholder Engagement on Executive Compensation
In Spring 2025, ahead of the Annual Meeting of Shareholders, we conducted meaningful and proactive shareholder outreach, contacting institutions representing ~72% of outstanding ownership and engaging in direct dialogue with institutions representing 26% of ownership. Despite these efforts, Say‑on‑Pay support declined to 61% in 2025, compared to support levels exceeding 80% in both 2023 and 2024.
The Board and the Compensation Committee took this Say-on-Pay outcome seriously and viewed it as clear feedback that informed our path forward:
1.For 2025, consistent with commitments made during shareholder outreach, the Compensation Committee’s first action was to ensure that no one-time or off-cycle awards were made to named executive officers. To address continued industry uncertainty while maintaining a strong pay-for-performance framework, the Committee employed shorter performance measurement periods to support responsible goal-setting. The 2025 AIP was structured around two six-month measurement periods. 2025‑2027 PSU award opportunities were based on the average of three one‑year measurement periods, with goals established annually in the first quarter of each year and subject to a three‑year cumulative relative total shareholder return (“TSR”) modifier. This structure was intentionally designed as a transitional approach, subject to annual reassessment and not intended to represent a permanent shift in incentive design.
2.During 2025, the Company delivered TSR of +54%, reflecting substantial operational and strategic progress as we continued to work through a challenging period for our industry. At the same time, we recognize that our longer-term shareholder experience has fallen short of our expectations. Importantly, improved TSR did not result in undue executive compensation outcomes. We believe our incentive programs have operated as intended, as evidenced by executives’ realized pay levels being consistently and significantly below target opportunities (including only 7.4% of target for completed PSU cycles), reinforcing strong alignment between pay outcomes and sustained performance.
In Fall 2025, we furthered our shareholder outreach efforts, contacting institutions representing approximately 70% of ownership and engaging directly with institutions representing ~50% of ownership. These shareholders expressed appreciation for the transparency of discussions, the clarity around compensation decision-making, and the Company’s openness to continued dialogue. Investor feedback was constructive and largely centered on a preference for traditional incentive design features, including full-year AIP performance periods, three-year LTI cycles, and continued constraint around one-time awards, while acknowledging the rationale for the temporary program adjustments made during a period of heightened volatility.
In direct response to this feedback, the Company transitioned from two six‑month AIP measurement periods back to a single full‑year AIP period in 2026. Additionally, the Compensation Committee intends to return to three‑year PSU performance periods as soon as industry and Company conditions support confident, rigorous, and responsible long-term goal-setting.
We value the continued engagement of our shareholders and remain committed to maintaining a disciplined, performance-oriented compensation framework that supports long-term value creation and effective governance.
Executive Compensation Best Practices

What We Do	What We Don’t Do
Emphasize long-term compensation to ensure alignment of pay with long-term performance	No hedging or pledging of company stock
Significant majority of pay is performance-based and not guaranteed	No single trigger vesting of equity awards upon a change in control
Half of long-term equity pay is performance conditioned	No excise tax gross-up payments
Stock ownership requirements require meaningful holdings	No excessive perquisites or personal benefits
Double-trigger change-in-control vesting of equity awards	No repricing of stock options (currently, stock options are not part of the Company’s equity award program)
Assess and confirm compensation programs do not encourage material risks to shareholders
Engage an independent compensation consultant

38	2026 Proxy Statement

Compensation Discussion and Analysis (CD&A)
Compensation Determinations
Key Participants in the Compensation Process

The Role of the Compensation Committee
The Compensation Committee reviews and approves the compensation elements and compensation targets for each of our executive officers, including the Named Executive Officers. The Compensation Committee also makes determinations with respect to the AIP as it relates to our executive officers, including the approval of performance goals and subsequent achievement against those goals. The Compensation Committee administers all elements of the LTIP and approves any benefits or other related programs offered to executive officers. Further, the Compensation Committee evaluates the Company’s compensation programs on an annual basis to ensure our plans do not induce or encourage excessive risk-taking by participants.

The Role of Management
During the 2025 Fiscal Year, our Chief Executive Officer and Chief People Officer, in consultation with Pay Governance, made recommendations to the Compensation Committee regarding compensation actions and incentive awards. The Chief People Officer serves as the liaison between the Compensation Committee and Pay Governance, providing internal data on an as-needed basis so that Pay Governance can produce comparative analyses for the Compensation Committee. The Company’s human resources, finance, and legal departments supported the work of the Compensation Committee by providing information, answering questions, and responding to various requests from committee members.

The Role of the Independent Consultant
In the 2025 Fiscal Year, the Compensation Committee continued to use the services of Pay Governance in fulfilling its obligations under its charter. Pay Governance attended all of the Compensation Committee meetings in the 2025 Fiscal Year and provided the Compensation Committee with objective expert analyses, assessments, research, and recommendations for executive compensation programs, incentives, executive benefits, and non-executive director compensation. In this capacity, Pay Governance provided services that related solely to the work performed for, and at the direction of, the Compensation Committee. The Compensation Committee selected Pay Governance to serve as its independent consultant only after assessing the firm’s independence, which concluded that no conflicts of interest existed. The Compensation Committee retains the right to modify or terminate its relationship with Pay Governance or select other outside advisors to assist the Compensation Committee in carrying out its responsibilities.

External Benchmarking
The Compensation Committee believes that obtaining relevant market and benchmark data is important in making determinations about executive compensation. This information serves as a reference point for evaluating the Company’s executive compensation.

2026 Proxy Statement	39

Compensation Discussion and Analysis (CD&A)
2025 Compensation Peer Group
As part of its annual review of the Company’s compensation peer group, the Compensation Committee, with the assistance of its independent compensation consultant, Pay Governance, assessed the continued appropriateness of the peer group used for compensation benchmarking in light of the Company’s evolving strategy and growth trajectory. In conducting this review, the Committee considered Pay Governance’s recommendations and evaluated whether the Company’s 2024 peer group remained aligned with the Company’s size, business profile and competitive landscape.
Following this assessment, the Compensation Committee approved an updated peer group of size- and industry-relevant companies, considering market capitalization together with financial metrics such as revenue, valuation multiples, revenue growth, EBITDA and profit margin. As a result, the Committee added certain peers and removed others to maintain a peer group of solar and renewable energy industry participants with business focus and scale comparable to the Company, excluding companies that no longer met these criteria due to changes in business mix, size or scale.

Added	Removed
Altus Power, Inc.	Bloom Energy Corporation
Ameresco, Inc.	ChargePoint Holdings, Inc.
American Superconductor Corporation	Enphase Energy, Inc.
Fluence Energy, Inc.	First Solar, Inc.
Helios Technologies, Inc.	FTC Solar, Inc.
Nextracker Inc.	Generac Holdings Inc.
Itron, Inc.
SolarWinds Corporation
SunPower Corporation
The compensation peer group approved by the Board in November 2024 and used by the Compensation Committee in setting 2025 compensation consisted of the following companies:

Altus Power, Inc.	Fluence Energy, Inc.	Power Integrations, Inc.
Ameresco, Inc.	Gibraltar Industries, Inc.	Rogers Corporation
American Superconductor Corporation	Helios Technologies, Inc.	SolarEdge Technologies, Inc.
Array Technologies, Inc.	Littelfuse, Inc	Sunrun Inc.
ESCO Technologies Inc.	Nextracker Inc.
Target vs. Realized Compensation
During 2025, the Company delivered strong stock price performance (+54%), reflecting meaningful operational and strategic progress as management executed the Company’s business plan amid challenging industry conditions.
While this near-term performance was encouraging, the Compensation Committee recognizes that the longer-term shareholder experience has not fully met the Company’s expectations. Consistent with our pay-for-performance philosophy, incentive outcomes reflected both management execution and shareholder outcomes: over the 2023–2025 period, average AIP payouts were approximately at target (97.4%), reflecting performance against annual operating objectives and management’s efforts to navigate a volatile environment, while the realized value of PSU awards for the completed 2022–2024 and 2023–2025 cycles averaged only 7.4% of target, driven by below-target financial performance and broader industry headwinds. As illustrated in the table below, these outcomes demonstrate significant pay-for-performance leverage, with realized compensation from long-term incentives substantially below target opportunities since the Company’s IPO.

40	2026 Proxy Statement

Compensation Discussion and Analysis (CD&A)

Annual Incentive Plan (NEO Average)	Payout (% of Target)	TSR During Performance Period	Realized Value (% of Target)
2023 AIP	166.3%	n/a	166.3%
2024 AIP	51.3%	n/a	51.3%
2025 AIP	74.6%	n/a	74.6%
Average (AIP)	—	—	97.4%

PSU Grants	Payout (% of Target)	TSR During Performance Period	Realized Value (% of Target)
2022-2024 PSUs	64.4%	(77.2)%	14.7%
2023-2025 PSUs	0%	(65.5)%	0%
Average (PSUs)	—	—	7.4%
Notes:
•2022-2024 TSR – Reflects $24.30 stock price on December 31, 2021, and $5.53 stock price on December 31, 2024.
•2023-2025 TSR – Reflects $24.67 stock price on December 31, 2022, and $8.50 stock price on December 31, 2025.

2026 Proxy Statement	41

Compensation Discussion and Analysis (CD&A)
Elements of our 2025 Fiscal Year Executive Compensation Program
Named Executive Officer Compensation Elements at a Glance
The Compensation Committee reviews the compensation of our executive officers, including our Named Executive Officers, in detail during the first quarter of each fiscal year. For fiscal year 2025, the direct compensation of our Named Executive Officers, as determined during the first quarter of 2025, consisted of base salary, an AIP annual incentive award and long-term incentive awards, each of which is described below.

2025 Compensation Element	Form	Metrics and Weightings	Rationale for Providing
Base Salary	Cash	Not applicable	Base salary is a competitive fixed pay element tied to role, experience, performance, and criticality of skills.
AIP Award	Cash	•Adjusted EBITDA (60%) •Adjusted Free Cash Flow (15%) •Individual Goals (25%)
The AIP is designed to reward achievement of critical financial and non-financial goals that are fundamental short-term drivers of shareholder value.

Due to industry volatility and goal-setting uncertainty, Adjusted EBITDA and Adjusted Free Cash Flow Goals were weighted 50% based on goals for the first half of 2025 (“H1”) and 50% based on goals for the second half of 2025 (“H2”). Individual goals are based on full-year performance.

Payout opportunity ranges from 0% to 200% of target, based upon achievement of Threshold, Target, and Stretch goals.

Long-Term Incentive (“LTI”) Equity Awards	Stock	PSUs •Revenue Growth (50%) •Adjusted Diluted EPS (50%) •Average of three one-year performance periods •Three-Year Relative TSR (+/- 15 Modifier) RSUs •Three-year ratable time-vesting period
The LTI plan is designed to reward performance that drives longer-term shareholder value through the use of awards tied to a multi-year vesting period.

•PSUs (50% of the LTI mix) provide rewards linked to stock price performance (due to the denomination in Company shares) and can go up or down based upon achievement of pre-set Threshold, Target, and Stretch goals, equally weighted between Revenue Growth and Adjusted Diluted EPS. Due to industry volatility and goal-setting uncertainty, goals are set annually. Final award will be based on the average payout of the three one-year periods and further modified by the Company’s 3-year relative TSR performance versus its performance peer group (see page 47). PSUs may pay out from 0% to 200% of target.
•RSUs (50% of the LTI mix) link compensation to absolute stock price performance and strengthen retention.

42	2026 Proxy Statement

Compensation Discussion and Analysis (CD&A)
Target Pay Mix
The following charts illustrate the composition of our 2025 target compensation for our Chief Executive Officer and our other Named Executive Officers.
A significant portion of our executive compensation is tied to performance conditions through our AIP and PSU programs or otherwise delivered as “at-risk” compensation through RSUs, which depend on continued service and stock price performance. In 2025, 52% of the Chief Executive Officer’s target compensation was performance-based and 87% was at risk. On average, 45% of the other Named Executive Officers’ target compensation was performance-based and 70% was at risk. We believe this pay mix appropriately aligns executive incentives with Company performance and long-term shareholder value creation.
2025 Fiscal Year Decisions and Outcomes
2025 Fiscal Year Base Salary

Named Executive Officer	Fiscal 2024 Base Salary Level	Fiscal 2025 Base Salary Level	Percentage Increase from Fiscal 2024
Brandon Moss	$760,000	$800,000	5.3%
Dominic Bardos	$475,000	$500,000	5.3%
Jeffery Tolnar	$440,000	$440,000	—
Bobbie L. King Jr.	—(1)	$400,000	—
Inez Lund	$300,000	$325,000	8.3%
(1)Mr. King’s base salary rate for 2024 is not provided in the table above as he was not employed by the Company in 2024.
2025 Fiscal Year AIP Awards
The objective of our compensation program is to align executive compensation with the Company’s strategy and operating results, attract and retain highly qualified executives, and provide incentives that drive shareholder value. Payouts under the AIP are based on achievement of financial and individual performance goals.

2026 Proxy Statement	43

Compensation Discussion and Analysis (CD&A)
In light of continued industry volatility and uncertainty associated with establishing full-year performance targets, the Compensation Committee determined in November 2024 that the 2025 AIP would be structured using two six-month measurement periods. The Committee established financial and individual performance targets for the first half of 2025 (“H1”) in February 2025 and approved targets for the second half of 2025 (“H2”) in July 2025. Adjusted EBITDA and Adjusted Free Cash Flow were each weighted 50% based on H1 performance and 50% based on H2 performance, while individual performance goals were measured based on full-year results.
Financial Goals
In February 2025, the Compensation Committee established the AIP opportunity for the Named Executive Officers based on the following metrics: Adjusted EBITDA (weighted at 60%), Adjusted Free Cash Flow (weighted at 15%) and an Individual Goals component (weighted at 25%).
We define Adjusted EBITDA as net income plus/(minus) (i) interest expense, (ii) interest income (iii) income tax expense, (iv) depreciation expense, (v) amortization of intangibles, (vi) equity-based compensation, (vii) gain/loss on sale of assets, (viii) wire insulation shrinkback expenses, (ix) wire insulation shrinkback litigation expenses, and (x) plant optimization expenses. We define Adjusted Free Cash Flow as net cash provided by operating activities plus/(minus) (i) purchases of property, plant, and equipment and (ii) cash outflows related to wire insulation shrinkback expenses.
Threshold, Target, and Stretch Adjusted EBITDA goals and Adjusted Free Cash Flow Goals, provided below, were approved by the Compensation Committee in February 2025 and were established based upon the Company’s fiscal 2025 operating plan approved by the Board. Adjusted EBITDA performance carries a weight of 60% in the 2025 Fiscal Year AIP determination, while Adjusted Free Cash Flow carries a weight of 15% in the 2025 Fiscal Year AIP determinations.

AIP Metric	Threshold (50%)		Target (100%)		Stretch (200%)
H1 Adjusted EBITDA (to be weighted 30%)	$37.1	million	$43.7	million	$50.2	million
H1 Adjusted Free Cash Flow (to be weighted 7.5%)	$(37.1)	million	$(32.3)	million	$(27.5)	million
H2 Adjusted EBITDA (to be weighted 30%)	$59.8	million	$70.3	million	$80.8	million
H2 Adjusted Free Cash Flow (to be weighted 7.5%)	$10.0	million	$11.8	million	$13.6	million
Individual Goals
Each Named Executive Officer had 25% of their AIP award target based upon an Individual Management by Objectives (“Individual Goals”) component. The Individual Goals for 2025 are outlined below.
2025 Fiscal Year AIP Results
Ms. Lund resigned from the Company in May 2025 and, therefore, was not eligible to receive an AIP payout for 2025. The other Named Executive Officers earned annual incentives, as described below.
Financial Goals
Adjusted EBITDA for H1 was attained at $37.3 million, resulting in this metric being earned at 0% (below the threshold level).
Adjusted Free Cash Flow for H1 was attained at $7.3 million, resulting in this metric being earned at 200% (the Stretch level).
Adjusted EBITDA for H2 was attained at $62.3 million, resulting in this metric being earned at 62.0% (the Threshold level).
Adjusted Free Cash Flow for H2 was attained at $17.0 million, resulting in this metric being earned at 200% (the Stretch level).

44	2026 Proxy Statement

Compensation Discussion and Analysis (CD&A)
Individual Goals
Each Named Executive Officer participating in the 2025 Fiscal Year AIP was assigned individual performance goals approved by the Compensation Committee. These goals were measured over the full fiscal year and were designed to support the Company’s strategic priorities and drive shareholder value. Performance assessments and key achievements are summarized below. Payout opportunity ranges from 0% to 200% of target, based upon achievement of Threshold, Target, and Stretch goals. Achievement of Threshold goals results in a 50% payout.

Named Executive Officer	Individual Goals Preliminary Achievement (to be weighted 25%)
Brandon Moss	100% of Target Individual Goal
Dominic Bardos	95% of Target Individual Goal
Jeffery Tolnar	120% of Target Individual Goal
Bobbie L. King Jr.	100% of Target Individual Goal
Inez Lund	N/A(1)

Named Executive Officer		Key Performance Achievements
Brandon Moss
•Accelerate our diversification into new markets that support electrification while protecting and growing our core solar business.
•Build organization capacity by optimizing resources, including financial, human, and technological resources.
•Drive operational excellence to enable growth.
•Solidify the Shoals way of working through enterprise systems

Dominic Bardos
•Provide analysis, including modeling and forecasting, to develop strategy related to possible M&A opportunities, streamlining business operating review metrics and pursuing technological advancements.
•Support litigation/settlements as required by providing financial analysis, depositions, and/or participation in resolution sessions.
•Support ongoing international operations, including manufacturing and support functions.

Jeffery Tolnar	•
•Deliver world class customer experience while maintaining financial discipline by accelerating customer acquisition and elevating customer satisfaction.
•Drive growth in defined markets by broadening team capability, localizing products, and improving cycle times from quote to supply.
•Evaluate M&A opportunities.

Bobbie L. King Jr.		•Advance successful litigation outcomes by guiding overall legal strategy and ensuring timely, effective executions across all major matters •Evaluate M&A opportunities.

(1)Ms. Lund departed the Company before the end of 2025.

2026 Proxy Statement	45

Compensation Discussion and Analysis (CD&A)
Payout Under the 2025 Fiscal Year AIP
The table below shows the total approved payouts.

Named Executive Officer	Fiscal 2025 Target AIP Award as a Percentage of Base Salary	Fiscal 2025 AIP Preliminary Achievement (as a % of Target Performance Level)	Fiscal 2025 AIP Preliminary Payout (prior to accounting for cap)	Fiscal 2025 AIP Final Achievement (as a % of Target Performance Level, accounting for cap)	Fiscal 2025 AIP Final Payout (accounting for cap)
Brandon Moss	115%	100%	$910,416	74%	$699,200
Dominic Bardos	75%	99%	$366,455	72%	$268,486
Jeffery Tolnar	75%	105%	$346,500	79%	$259,380
Bobbie L. King Jr.(1)	60%	100%	$240,000	74%	$176,640
Inez Lund(2)	60%	—	—	—	—
(1)For Mr. King, who joined the Company in June 2025, the FY 2025 AIP Final Payout is based on a full-year calculation, per the terms of his offer letter.
(2)Due to Ms. Lund’s resignation, effective May 16, 2025, she did not receive an AIP award in respect of 2025.
2025 Fiscal Year Long-Term Incentive Equity Compensation
Long-Term Incentive Program
The Company maintains the LTIP. Each of our Named Executive Officers is eligible to participate in the LTIP, which authorizes the grant of stock options, stock appreciation rights, restricted stock, restricted stock units (“RSUs”), performance awards, other stock-based awards or cash awards to employees and consultants of the Company and its affiliates and to non-employee directors. The Compensation Committee administers the LTIP and determines the size and vesting terms of awards granted under the plan.
For fiscal year 2025, the Compensation Committee approved two types of long-term incentive awards for Named Executive Officers under the LTIP: performance stock units (“PSUs”) and RSUs. The Committee believes that a combination of PSUs and RSUs provides a balanced approach to long-term compensation by aligning executive incentives with shareholder outcomes while also providing retention value. Accordingly, the 2025 annual long-term incentive awards were granted with a target allocation of 50% PSUs and 50% RSUs.
Performance Stock Units
The PSUs granted in fiscal year 2025 are earned over a three-year performance period ending December 31, 2027, subject generally to continued employment through the date the Compensation Committee certifies achievement of the applicable performance criteria. Due to industry volatility and uncertainty associated with establishing long-term performance targets, PSU goals are established annually, and the final payout will be determined based on the average of the annual results for 2025, 2026 and 2027.
For the 2025 PSU awards, 50% of the award opportunity is based on Revenue Growth and 50% is based on Adjusted Diluted Earnings Per Share (“Adjusted Diluted EPS”). For purposes of the PSU awards, Adjusted Diluted EPS represents Adjusted Net Income (as defined in the Company’s Annual Report on Form 10-K for fiscal year 2025) divided by the diluted weighted average number of shares of the Company’s Class A common stock outstanding for the applicable period.
PSUs may be earned from 0% to 200% of target based on performance relative to pre-established threshold, target and stretch goals approved by the Compensation Committee. Achievement of Threshold targets results in a 50% payout. The specific performance goals will be disclosed in the Company’s 2028 proxy statement following completion of the performance period. The Compensation Committee determined that maintaining the confidentiality of these goals during the performance period is appropriate due to the potential competitive harm that could result from public disclosure.

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Compensation Discussion and Analysis (CD&A)
PSU payouts are also subject to a modifier based on the Company’s relative total shareholder return (“TSR”) over the three-year performance period compared to the companies in the performance peer group (as discussed below). If the Company’s relative TSR falls below the 25th percentile, the PSU payout will be reduced by 15%, and if relative TSR exceeds the 75th percentile, the payout will be increased by 15%. No adjustment will be made if TSR performance falls between the 25th and 75th percentiles. The Compensation Committee believes this modifier reinforces alignment between long-term incentive outcomes and shareholder returns.
Restricted Stock Units
The RSUs granted as part of the 2025 long-term incentive awards vest in three substantially equal installments on each of the first three anniversaries of the applicable vesting commencement date, subject generally to continued employment through each vesting date.
Determination of Award Values
The target value of the 2025 long-term incentive awards was determined after considering base salary and annual incentive opportunities, competitive market data and the Company’s compensation philosophy of emphasizing variable, performance-based compensation. The Compensation Committee also considered each Named Executive Officer’s role, performance, potential long-term contribution and experience.
The following table shows the target dollar value of the 2025 long-term incentive awards granted to our Named Executive Officers. The number of PSUs (at target) and RSUs granted was determined by dividing the target award value by the closing price of the Company’s common stock on the grant date.

Named Executive Officer	PSUs (Target Award) ($)	RSUs ($)	Total ($)
Brandon Moss	$2,200,000	$2,200,000	$4,400,000
Dominic Bardos	$687,500	$687,500	$1,375,000
Jeffery Tolnar	$600,000	$600,000	$1,200,000
Bobbie L. King Jr.(1)	$300,000	$500,000	$800,000
Inez Lund	$125,000	$125,000	$250,000
(1)In connection with Mr. King’s commencement of employment in 2025, the Company granted him an equity award intended to offset equity awards forfeited from his former employer. The award was granted in 2025 and is therefore included in the table above. The award had a value of $200,000 and was granted in the form of time-based RSUs vesting in two equal installments on the first and second anniversaries of his start date, subject to his continued employment.
2025–2027 Performance Peer Group
For purposes of measuring three-year relative TSR, the Compensation Committee selected a performance peer group drawn from the Invesco Solar ETF (TAN) and the Company’s compensation peer group, focusing on U.S.-based public companies with comparable market dynamics, geographic exposure and investor sentiment. Based on solar-industry relevance, historical TSR correlation and a preference for domestic comparability, the Committee identified a peer group of 12 companies (including Shoals), as listed below.

Altus Power, Inc.	Energix - Renewable Energies Ltd.	Shoals Technologies Group, Inc.
Array Technologies, Inc.	First Solar, Inc.	SolarEdge Technologies, Inc.
Clearway Energy, Inc.	HA Sustainable Infrastructure Capital, Inc.	Sunnova Energy International Inc.
Enphase Energy, Inc.	Nextpower Inc.	Sunrun Inc.

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Compensation Discussion and Analysis (CD&A)
Payout of 2023 PSU Awards
The three-year performance period for the PSUs granted to our Named Executive Officers in fiscal year 2023 ended on December 31, 2025. The performance criteria for these PSUs were weighted equally between Net Revenue Growth CAGR and Average Gross Margin. For purposes of the 2023 PSU awards, Average Gross Margin was defined as Net Revenue minus Cost of Goods Sold, divided by Net Revenue. PSUs could be earned between 0% and 200% of target, generally subject to continued employment through the date the Compensation Committee certified achievement of the applicable performance criteria following the end of the performance period.
The following pre-established Threshold, Target and Stretch goals were approved by the Compensation Committee at the time of grant:

2023 PSU Metric	Threshold (50%)	Target (100%)	Stretch (200%)
Net Revenue Growth CAGR (weighted 50%)	30%	35%	40%
Average Gross Margin (weighted 50%)	38%	40%	42%
At the conclusion of the performance period, the Compensation Committee determined that the Company achieved Net Revenue Growth CAGR of 13.3% and Average Gross Margin of 35.0%. These results fell below the threshold performance levels for both metrics and resulted in 0% achievement for each metric. The Compensation Committee made no adjustments to the calculated results, and the 2023–2025 PSU awards vested at 0% of target (no payout). The target award opportunity and the actual number of shares received by our Named Executive Officers for the 2023–2025 PSU performance cycle are shown below.

Named Executive Officer(1)(2)	2023 – 2025 PSUs (Target Award) ($)	2023 – 2025 PSU Payout
Brandon Moss	$1,650,000	$—
Dominic Bardos	$862,500	$—
Jeffery Tolnar	$500,000	$—
(1)As Mr. King was not employed by the Company in 2022 when the PSUs were granted, he is not displayed for the purposes of this chart.
(2)Ms. Lund forfeited the award upon her resignation from employment prior to the end of the performance cycle. Accordingly, she is not displayed for the purposes of this chart.
One-Time Retention Equity Awards
One-time retention equity awards are used only in rare, extraordinary circumstances. No one-time retention equity awards were granted to our Named Executive Officers in 2025.
At Hire Replacement of Prior Employer Awards
In connection with Mr. King's commencement of employment in 2025, we offered him an equity and cash award opportunity to reimburse him for forfeited cash and equity awards previously granted by his former employer. The equity award was granted in 2025 and is, therefore, included in the 2025 Summary Compensation Table. The equity award had a value of $200,000, in the form of time-based RSUs vesting fifty percent (50%) on each of the first and second anniversaries of his start date, subject to his continued employment.

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Compensation Discussion and Analysis (CD&A)
Other Executive Benefits and Perquisites
In 2025, certain of our Named Executive Officers were eligible to be reimbursed for commuting expenses, along with a tax gross-up for such amounts.
We provide the following benefits to our Named Executive Officers on the same basis as other eligible employees:
•health insurance;
•vacation and personal holidays
•life insurance;
•short-term disability; and
•a 401(k) plan with matching contributions
We believe these benefits are generally consistent with those offered by other companies and specifically with those companies with which we compete for employees.
2026 Compensation Decisions
2026 Compensation Peer Group
The Compensation Committee reviewed the compensation peer group in October 2025. Altus Power was dropped from the peer group for 2026 (acquired by TPG in April 2025) and replaced by Preformed Line Products Company.
2026 Target Compensation Levels
The Compensation Committee conducted its annual review of competitive benchmarking in October 2025. In February 2026, the Committee approved 2026 target compensation levels for the Named Executive Officers, including base salary, target AIP and target LTI opportunities. Target compensation levels for 2026 remain unchanged from 2025.
2026 Fiscal Year AIP and PSU Changes
In February 2026, the Compensation Committee approved the design of the 2026 AIP. In response to shareholder feedback, the 2026 AIP returned to a single full-year performance measurement period rather than the two six-month measurement periods used in 2025. The performance metrics and weightings remained unchanged from 2025, and the applicable performance goals will be disclosed in the Company’s 2027 Proxy Statement following the conclusion of the performance period.
In February 2026, the Compensation Committee also approved the design of the 2026 PSU awards. The PSU program continues to use three one-year financial performance measurement periods with the same metrics and weightings used in 2026 as in 2025, together with a three-year relative TSR modifier. The financial performance goals will be disclosed in the Company’s 2029 Proxy Statement following completion of the performance period, and the relative TSR modifier structure for the 2026–2028 performance cycle remains consistent with the 2025–2027 cycle.
2026-2028 Performance Peer Group
In February 2026, the Compensation Committee approved the performance peer group used for the 2026-2028 relative TSR PSU modifier. The 2026-2028 performance peer group is unchanged from 2025-2027.

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Compensation Discussion and Analysis (CD&A)
Agreements with Named Executive Officers
We believe that a strong and experienced management team is essential to serving the best interests of the Company and our shareholders. Accordingly, we have entered into employment agreements and/or offer letters with certain of our Named Executive Officers, which are intended to provide appropriate employment protections in connection with significant corporate transactions. A description of these agreements and offer letters is included in the section below titled “Narrative Description to the Summary Compensation Table and the Grant of Plan-Based Awards Table for the 2025 Fiscal Year — Employment Agreements and Offer Letters.” A more complete description of the Company’s obligations under these agreements in the event of a termination of employment or a change in control is provided in the section below titled “Potential Payments Upon Termination or a Change in Control.”
Policies and Considerations
Risk Assessment
The Compensation Committee oversees the design and implementation of the Company’s compensation and benefits programs and monitors the incentives created by those programs to determine whether they encourage excessive risk-taking. In performing this oversight, the Committee considers the relationship between the Company’s risk management practices and its compensation policies and evaluates whether the structure of those programs appropriately balances risk and reward.
Based on this review, the Compensation Committee concluded that the Company’s compensation programs and policies are not reasonably likely to have a material adverse effect on the Company. The Company’s compensation structure mitigates risk by combining performance-based and long-term compensation elements with payouts that are closely aligned with shareholder value. In addition, the use of multiple performance measures for annual incentives, equity-based compensation with multi-year vesting, and share ownership and retention guidelines for Named Executive Officers encourage both short-term performance and long-term value creation.
Executive Stock Ownership Guidelines
We maintain stock ownership guidelines for our Chief Executive Officer, Chief Financial Officer, other executive officers, executive vice presidents and non-employee directors. These guidelines establish target levels of Company stock ownership intended to align the interests of our leadership and directors with those of our shareholders. The following equity holdings count toward satisfaction of these ownership guidelines: (1) shares owned directly, (2) vested shares held in a 401(k) account, (3) shares beneficially owned through a family trust or by a spouse and/or minor children, (4) unvested restricted stock or RSUs (net of taxes), (5) unvested deferred stock units and (6) shares obtained through stock option exercises. Unvested PSUs and unexercised stock options do not count toward compliance with the stock ownership guidelines.
The stock ownership guidelines requirements are as follows:
•5x annual base salary for our Chief Executive Officer;
•2x annual base salary for our Chief Financial Officer and other executive officers and executive vice presidents; and
•5x annual cash retainer for our non-employee directors.
In addition to the above, a 50% retention requirement of net after-tax shares is required to be held as long as the covered individual’s requirement is not yet achieved.
Insider Trading Policy
We have adopted an Insider Trading Policy that applies to all of our directors, officers and employees, as well as employees of our subsidiaries. The policy governs transactions in the Company’s securities, including common stock, options to purchase common stock and other securities issued by the Company, as well as certain derivative securities relating to the Company’s securities. Under the policy, individuals who are aware of material nonpublic information about the Company may not directly or indirectly trade in the Company’s securities, recommend that others trade in such securities or disclose such information to others. We believe our Insider Trading Policy is reasonably designed to promote compliance with

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Compensation Discussion and Analysis (CD&A)
applicable insider trading laws, rules and regulations and Nasdaq listing standards, and includes provisions designed to prevent trading while in possession of material nonpublic information. A copy of the Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Hedging and Pledging Policy
Our Insider Trading Policy prohibits our Named Executive Officers from engaging in any hedging transactions. Further, this policy prohibits our Named Executive Officers from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.
Clawback Policy
The Compensation Committee has adopted a Clawback and Recoupment Policy (the “Clawback Policy”) that complies with Nasdaq’s clawback listing standards, Section 10D of the Exchange Act and the rules promulgated thereunder. Under the Clawback Policy, if the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, the Company will recover from covered executives any excess incentive-based compensation received during the three completed fiscal years preceding the date on which the Company is required to prepare the restatement.
Covered executives include the Company’s current and former executive officers, as determined by the Compensation Committee in accordance with Section 10D of the Exchange Act and the Nasdaq listing standards, as well as any other senior executives or employees the Compensation Committee determines should be subject to the policy.
Incentive-based compensation subject to recovery includes compensation granted, earned or vested based wholly or in part on the attainment of a financial reporting measure. The amount subject to recovery represents the excess of the incentive-based compensation received based on the erroneous financial information over the amount that would have been received based on the restated results, determined without regard to any taxes paid. The Clawback Policy applies to incentive-based compensation received on or after the effective date of Nasdaq Listing Rule 5608.
Timing of Equity Awards
We do not maintain a policy or practice regarding the timing of grants of stock options or stock appreciation rights because we do not currently grant these types of awards under our long-term incentive program. Instead, we grant RSUs and PSUs. While we do not maintain a formal policy governing the timing of RSU or PSU grants, annual equity awards to our Named Executive Officers and other eligible employees are generally granted at the Compensation Committee’s regularly scheduled meeting in February of each year, which is scheduled well in advance. Outside of the annual equity award cycle, equity awards may be granted at other times during the year, such as in connection with new hires, promotions, retention arrangements or other appropriate circumstances.
Section 280G of the Internal Revenue Code
Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), disallows a corporate tax deduction for certain “excess parachute payments” made to executive officers in connection with a change in control. In addition, Section 4999 of the Code imposes a 20% excise tax on individuals who receive such excess parachute payments. Parachute payments generally include compensation triggered by a change in control, such as bonus payments, severance payments, certain fringe benefits and the acceleration of vesting of equity-based compensation.
In approving compensation arrangements for our Named Executive Officers, the Board considers all elements of the cost of providing such compensation, including the potential impact of Sections 280G and 4999 of the Code. However, the Board may approve arrangements that could result in nondeductibility under Section 280G or the imposition of excise taxes under Section 4999 if it determines that such arrangements are appropriate to attract and retain executive talent. We do not provide excise tax gross-ups to our executive officers and do not intend to do so in the future.

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Compensation Discussion and Analysis (CD&A)
Section 162(m) Compliance
Section 162(m) of the Code limits us to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. The Compensation Committee considers the impact of Section 162(m) when making compensation decisions.
Section 409A Considerations
Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), governs certain aspects of non-qualified deferred compensation arrangements, including restrictions on the timing of deferrals and distributions. We intend to operate our compensation arrangements that are subject to Section 409A in compliance with the applicable requirements and will review and amend those arrangements as necessary to maintain such compliance.
Accounting for Stock-Based Compensation
We account for equity-based compensation awards in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). Under ASC 718, companies are required to determine the grant-date fair value of equity awards using specified assumptions and recognize the associated compensation expense over the period during which the employee is required to provide service in exchange for the award. Future grants of stock options, restricted stock, restricted stock units and other equity-based awards under our equity incentive plans will continue to be accounted for under ASC 718. The Compensation Committee considers the accounting implications of significant compensation decisions when designing and approving compensation programs, particularly with respect to equity-based awards. As accounting standards evolve, we may revise certain compensation programs to ensure that the accounting treatment of our equity awards remains aligned with our overall executive compensation philosophy and objectives.
Shareholder Say-on-Pay and Say-on-Pay Frequency Votes
At our 2025 annual meeting of shareholders, we held our third advisory vote on the compensation of our Named Executive Officers (the “say-on-pay” vote), and approximately 61% of the votes cast supported the compensation of our Named Executive Officers. The Compensation Committee reviewed and considered the results of this vote, together with insights from ongoing shareholder engagement, when evaluating executive compensation for fiscal year 2025.
At our 2023 annual meeting of shareholders, we also held our first advisory vote on the frequency of future say-on-pay votes (the “say-on-frequency” vote). Based on the results of that vote, the Company conducts say-on-pay votes on an annual basis. The Compensation Committee will continue to consider the outcome of say-on-pay and say-on-frequency votes when making compensation decisions for our Named Executive Officers.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the compensation discussion and analysis required by Item 402(b) of Regulation S-K. Based on the review and discussions, the Compensation Committee recommended to the Board that the compensation discussion and analysis be included in this Proxy Statement.
Members of the Compensation Committee include:
•Lori Sundberg, Committee Chair;
•Brad Forth, Chair of the Board; and
•Robert Julian

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EXECUTIVE COMPENSATION TABLES

2025 Fiscal Year Summary Compensation Table
The following table sets forth certain information with respect to compensation for the years ended December 31, 2025, 2024, and 2023, earned by, awarded to or paid to our Named Executive Officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Brandon Moss Chief Executive Officer	2025	$791,666	—	$4,400,002	—	$699,200	$70,350	$5,961,218
	2024	$752,708	$250,000	$6,600,000	—	$453,149	$52,609	$8,108,466
	2023	$332,292	$250,000	$4,400,045	—	$560,743	$16,950	5,560,030
Dominic Bardos Chief Financial Officer	2025	$494,791	—	$1,374,999	—	$268,486	$67,615	$2,205,891
	2024	$475,000	—	$2,267,012	—	$186,497	$21,821	$2,950,330
	2023	$452,933	—	$1,771,393	—	$573,243	$13,016	$2,810,585
Jeffery Tolnar President	2025	$440,000	—	$1,200,000	—	$259,380	$17,140	$1,916,520
	2024	$434,791	—	$1,400,021	—	$154,405	$16,691	$2,005,908
	2023	$490,000	$90,000	$1,026,912	—	$597,188	$13,200	$2,217,300
Bobbie L. King Jr.(6), Chief Legal Officer & Corporate Secretary	2025	$216,667	—	$800,007	—	$176,640	$16,742	$1,210,056
	2024	—	—	—	—	—	—	—
	2023	—	—	—	—	—	—	—
Inez Lund(7) Former Chief Accounting Officer	2025	$128,385	—	$249,999	—	—	$8,628	$387,012
	2024	$293,610	—	$305,029	—	$76,350	$28,207	$703,196
	2023	—	—	—	—	—	—	—
(1)Amounts in this column reflect the base salary earned by each Named Executive Officer in the applicable fiscal year.
(2)For Mr. Moss, this amount reflects a cash payment equal to $250,000, which was paid to him on the one-year anniversary of his employment start date and is subject to a one-year clawback if Mr. Moss is terminated by the Company for “cause” or resigns without “good reason.” This cash payment was part of Mr. Moss’s new hire package, and is described in the section entitled “At Hire Replacement of Prior Employer Awards” above.
(3)Amounts in this column reflect the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of awards of RSUs and PSUs that were granted to certain of our Named Executive Officers in the applicable fiscal year. The assumptions on which these valuations are based are set forth in Note 11 to the audited financial statements included in the Company’s annual report on Form 10-K filed with the SEC on February 24, 2026. The awards of PSUs can ultimately vest from 0% to 200%, and the amounts reported in this column in respect of such PSU awards reflect the Company’s determination of the probable outcome of the performance vesting conditions at the grant date, which was $2,200,000 for Mr. Moss, $687,500 for Mr. Bardos, $600,000 for Mr. Tolnar, $125,000 for Ms. Lund and $300,000 for Mr. King. Assuming maximum performance of 200% for the PSUs awards (i.e., achievement of Stretch performance), the grant date fair value included in this column for such PSUs would be $4,400,000 for Mr. Moss, $1,375,000 for Mr. Bardos, $1,200,000 for Mr. Tolnar, $250,000 for Ms. Lund and $500,000 for Mr. King. See the “2025 Fiscal Year Grants of Plan-Based Awards” and “Outstanding Equity Awards at 2025 Fiscal Year End” tables below for further details on these grants.
(4)Amounts in this column reflect, for the 2025 Fiscal Year, annual performance bonuses earned by certain of our Named Executive Officers under the 2025 Fiscal Year AIP and paid in the subsequent fiscal year. See the “Compensation Discussion and Analysis—2025 Fiscal Year AIP Annual Awards” section above and the “2025 Fiscal Year Grants of Plan-Based Awards” table below for further details on these bonuses.

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Executive Compensation Tables
(5)Amounts in this column reflect, for the 2025 Fiscal Year, (i) in the case of Mr. Moss, $55,000 in commuting expenses between his residence in Georgia and one of the Company’s offices, $14,000 as an employer match to 401(k) contributions, and $1,350 paid for group term life insurance; (ii) in the case of Mr. Bardos, $50,000 in commuting expenses between his residence in western Tennessee and one of the Company’s offices, $14,000 as an employer match to 401(k) contributions, $3,564 in group term life insurance, and $51 in gifts; (iii) in the case of Mr. Tolnar, $14,000 as an employer match to 401(k) contributions, $3,089 in group term life insurance, and $51 in gifts; (iv) in the case of Ms. Lund: $7,721 as an employer match to 401(k) contributions and $907.5 in group term life insurance; and (v) in the case of Mr. King, $16,446 in commuting expenses between his residence in Maryland, 245 in group term life insurance and $51 in gifts.
(6)Mr. King was appointed as the Company’s Chief Legal Officer and Corporate Secretary, effective as of June 16, 2025.
(7)Ms. Lund resigned from the Company effective May 16, 2025.
2025 Fiscal Year Grants of Plan-Based Awards
The following table sets forth certain information with respect to grants of plan-based awards for the year ended December 31, 2025 with respect to our Named Executive Officers.

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Brandon Moss Chief Executive Officer	—	480,000	960,000	1,920,000	—	—	—	—	—
	February 20, 2025	—	—	—	239,652	479,303	958,606	—	2,200,001
	February 20, 2025	—	—	—	—	—	—	479,303	2,200,001
Dominic Bardos Chief Financial Officer	—	187,500	375,000	750,000
	February 20, 2025	—	—	—	74,891	149,782	299,564	—	687,499
	February 20, 2025	—	—	—	—	—	—	149,782	687,499
Jeffery Tolnar President	—	165,000	330,000	660,000	—	—	—	—	—
	February 20, 2025	—	—	—	65,360	130,719	261,438	—	600,000
	February 20, 2025	—	—	—	—	—	—	130,719	600,000
Bobbie L. King Jr. Chief Legal Officer & Corporate Secretary	—	65,096	130,192	260,384	—	—	—	—	—
	June 16, 2025	—	—	—	28,090	56,180	112,360	—	300,001
	June 16, 2025	—	—	—	—	—	—	56,180	300,001
	June 16, 2025	—	—	—	—	—	—	37,454	200,004
Inez Lund Former Chief Accounting Officer	—	81,250	162,500	325,000	—	—	—	—	—
	February 20, 2025	—	—	—	13,617	27,233	54,466	—	124,999
	February 20, 2025	—	—	—	—	—	—	27,233	124,999
(1)Amounts in this column reflect the annual performance bonus opportunities for our Named Executive Officers under the AIP as of the 2025 Fiscal Year. See the “Compensation Discussion and Analysis—2025 Fiscal Year AIP Annual Awards” section above for more information.
(2)Amounts in this column reflect awards of PSUs granted to our Named Executive Officers under the LTIP in the 2025 Fiscal Year.
(3)Amounts in this column reflect awards of RSUs granted to our Named Executive Officers under the LTIP in the 2025 Fiscal Year, as part of our LTI program, on February 20, 2025 or June 16, 2025 in the case of Mr. King.
(4)Amounts in this column reflect the fair value of the applicable awards of RSUs and PSUs, computed in accordance with FASB ASC Topic 718.

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Executive Compensation Tables
Narrative Description to the Summary Compensation Table and the Grant of Plan-Based Awards Table for the 2025 Fiscal Year
Employment Agreements and Offer Letters
Brandon Moss Offer Letter
In June 2023, we entered into an offer letter with Mr. Moss memorializing his base salary, target bonus opportunity, paid vacation, reimbursement of reasonable business expenses, payment of relocation expenses, severance benefits and eligibility to participate in the LTIP and in the Company’s benefit plans generally.
In addition, the offer letter provided that until the earlier of December 31, 2025 or Mr. Moss’s relocation date, the Company will reimburse him for the following commuting expenses: transportation expenses incurred as a result of his travel between his residence in Georgia and a Company office, and temporary lodging expenses while working in one of those offices. The Board, in the exercise of its business judgment, subsequently agreed to waive the relocation requirement of Mr. Moss' offer letter. Accordingly, no relocation reimbursement payment was issued.
Pursuant to his offer letter, Mr. Moss was entitled to a replacement award. He received a grant of RSUs on July 17, 2023 valued at approximately $1,100,000, which vested on July 17, 2024, the one-year anniversary of the grant date. Both of these awards were intended to reimburse him for forfeited cash and equity awards previously granted to him by his former employer.
The offer letter provides that Mr. Moss will participate in the Shoals Technologies Group, Inc. Executive Severance Plan (the “Severance Plan”), which provides for certain severance benefits upon a resignation by Mr. Moss for “good reason” or upon a termination by the Company without “cause”. See the section titled “Potential Payments Upon Termination or a Change in Control” below for further details regarding the severance benefits that he is eligible to receive under the Severance Plan. The offer letter also provides that if the Severance Plan is terminated or amended by the Company in a way that reduces or otherwise adversely affects Mr. Moss’s rights thereunder, then he will continue to have the same rights under the offer letter with respect to the Severance Plan, as though it had not been terminated or amended.
In addition, Mr. Moss is bound by perpetual confidentiality and non-disparagement covenants as well as twenty-four month post-termination non-competition and non-solicitation provisions under the Severance Plan.
Dominic Bardos Employment Agreement
In August 2022, we entered into an employment agreement with Mr. Bardos memorializing his base salary, target bonus opportunity, paid vacation, reimbursement of reasonable business expenses, severance benefits and eligibility to participate in the LTIP and in the Company’s benefit plans generally.
The employment agreement for Mr. Bardos includes a “best-net” cutback provision that provides that, in the event any payments or benefits provided under the agreement or any other arrangement with the Company or its affiliates constitute “parachute payments” within the meaning of Section 280G of the Code, then such payments and/or benefits will either be (i) provided to Mr. Bardos in full or (ii) reduced to the extent necessary to avoid the excise tax imposed by Section 4999 of the Code, whichever results in Mr. Bardos receiving a greater amount on an after-tax basis.
Mr. Bardos’ employment agreement provides for certain severance benefits upon a resignation by Mr. Bardos for “good reason” or upon a termination by the Company without “cause.” See the section titled “Potential Payments Upon Termination or a Change in Control” below for further details regarding the severance benefits that he is eligible to receive.
Mr. Bardos’ employment agreement includes a perpetual confidentiality and intellectual property assignment covenants. In addition, his employment agreement prohibits Mr. Bardos from, during the term of employment and for a period of twenty-four months thereafter, (i) soliciting customers and employees of the Company and its affiliates and (ii) competing against the Company and its affiliates within certain geographical areas.

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Executive Compensation Tables
Jeffery Tolnar Offer Letter
In December 2022, we entered into an offer letter with Mr. Tolnar in connection with his appointment as the President of the Company, which superseded his earlier March 2021 offer letter. The 2022 offer letter memorialized his updated compensation based on his appointment as President, including base salary, target bonus opportunity, paid vacation, severance benefits and eligibility to participate in the LTIP and in the Company’s benefit plans generally.
Mr. Tolnar’s December 2022 offer letter also includes a perpetual confidentiality covenant, as well as non-competition and non-solicitation of customers or employees covenants that apply during his employment and for a period of one year thereafter.
The December 2022 offer letter for Mr. Tolnar provides for limited severance benefits upon a termination by the Company without “cause,” to be superseded by the Severance Plan, once it was implemented. See the section titled “Potential Payments Upon Termination or a Change in Control” below for further details regarding the severance benefits that he is eligible to receive.
Bobbie King Offer Letter
In June 2025, we entered into an offer letter with Mr. King in connection with his appointment as the Chief Legal Officer and Corporate Secretary of the Company. This offer letter memorialized his compensation based on his appointment as Chief Legal Officer and Corporate Secretary, including base salary, target bonus opportunity, paid vacation, severance benefits and eligibility to participate in the LTIP and in the Company’s benefit plans generally. Mr. King’s offer letter also includes a perpetual confidentiality covenant, as well as non-competition and non-solicitation of customers or employees covenants that apply during his employment and for a period of one year thereafter.
The offer letter provides that Mr. King will participate in the Severance Plan, which provides for certain severance benefits upon a resignation by Mr. King for “good reason” or upon a termination by the Company without “cause." See the section titled “Potential Payments Upon Termination or a Change in Control” below for further details regarding the severance benefits that he is eligible to receive.
Inez Lund Offer Letter
In March 2024, we entered into an offer letter with Ms. Lund in connection with her appointment as the Chief Accounting Officer of the Company. This offer letter memorialized her updated compensation based on her appointment as Chief Accounting Officer, including base salary, target bonus opportunity, paid vacation, severance benefits and eligibility to participate in the LTIP and in the Company’s benefit plans generally.
The offer letter provided that Ms. Lund will participate in the Severance Plan, which provides for certain severance benefits upon a resignation by Ms. Lund for “good reason” or upon a termination by the Company without “cause”. See the section titled “Potential Payments Upon Termination or a Change in Control” below for further details regarding the severance benefits that she was eligible to receive. On May 2, 2025, Ms. Lund informed the Company of her resignation, effective May 16, 2025. She was not entitled to any severance upon her resignation.
Ms. Lund’s offer letter included a perpetual confidentiality and intellectual property assignment covenants. In addition, Ms. Lund's offer letter prohibited her from, during the term of employment and for a period of twenty-four months thereafter, (i) soliciting customers and employees of the Company and its affiliates and (ii) competing against the Company and its affiliates within certain geographical areas.
Short-Term Incentive Compensation
Named Executive Officers had the opportunity to earn an award under our AIP in 2025. Goals were initially set in February 2025 and subsequently revised, as described in the section titled “2025 Fiscal Year AIP Annual Awards” above.

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Long-Term Equity Compensation
In February 2025, the Compensation Committee granted RSUs and PSUs to our Named Executive Officers under the LTIP.
Each such award of RSUs vests in substantially equal installments on each of the first three anniversaries of the applicable vesting commencement date, generally subject to continued employment through the applicable vesting date.
Each such award of PSUs vests (i) fifty percent (50%) based on the Company’s Net Revenue Growth CAGR targets measured as of the last day of the three-year performance period ending on December 31, 2027 and (ii) fifty percent (50%) based on the Company’s Cumulative Adjusted Diluted EPS during the same performance period, in each case, subject generally to continued employment through the date the Compensation Committee certifies achievement of the performance criteria following the end of such performance period. In addition, the portion of the PSUs that vest based on the Company’s Net Revenue Growth CAGR target are subject to a modifier, based on the Company’s Net Revenue Growth CAGR performance relative to a peer group. For more information on these grants, see the section titled “2025 Long-Term Incentive Equity Compensation” above.
One-Time Retention Equity Awards
In the summer of 2024, the Compensation Committee granted Retention Equity Awards to our Named Executive Officers. The Retention Equity Awards were granted in the form of RSUs that vest as to two-thirds on the second anniversary of the grant date, and one-third on the third anniversary of the grant date, subject generally to continued employment with the Company through each applicable vesting date. For more information on these grants, see the section titled “One-Time Retention Equity Awards” above.
See the “Outstanding Equity Awards at Fiscal Year End” table below and the “Potential Payments Upon Termination or a Change in Control” section below for further details on the grants of RSUs and PSUs to our Named Executive Officers.

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Executive Compensation Tables
Outstanding Equity Awards at 2025 Fiscal Year End
The following table sets forth certain information with respect to outstanding equity awards of our Named Executive Officers as of December 31, 2025 with respect to the named executive officer.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Brandon Moss	July 17, 2023 (3)	20,591	$175,024	—	—
	February 27, 2024 (4)	95,300	$810,050	—	—
	February 27, 2024 (5)	—	—	71,475	$607,538
	August 1, 2024 (6)	353,130	$3,001,605	—	—
	February 20, 2025 (9)	479,303	$4,074,076	—	—
	February 20, 2025 (8)	—	—	958,606	$8,148,151
Dominic Bardos	February 27, 2024 (4)	33,940	$288,490	—	—
	February 27, 2024 (5)	—	—	25,455	$216,368
	July 8, 2024 (10)	115,132	$978,622	—	—
	February 20, 2025 (9)	149,782	$1,273,147	—	—
	February 20, 2025 (8)	—	—	299,564	$2,546,294
Jeffery Tolnar	February 27, 2024 (4)	25,991	$220,924	—	—
	February 27, 2024 (5)	—	—	19,494	$165,695
	July 8, 2024 (10)	32,895	$279,608	—	—
	February 20, 2025 (9)	130,719	$1,111,112	—	—
	February 20, 2025 (8)	—	—	261,438	$2,222,223
Bobbie L. King Jr.	June 16, 2025 (7)	56,180	$477,530	—	—
	June 16, 2025 (7)	—	—	112,360	$955,060
	June 16, 2025 (7)	37,454	$318,359	—	—
Inez Lund(11)	—	—	—	—	—
(1)The treatment of these awards upon certain termination and change in control events is described in the “Potential Payments Upon Termination or a Change in Control” section below.
(2)The values in these columns are calculated based on the closing price of the Company’s Class A common stock on December 31, 2025, the last trading day of the 2025 Fiscal Year, which was $8.50.
(3)On July 17, 2023, in connection with his commencement of employment, Mr. Moss was granted an award of 61,775 RSUs, two-thirds of which vested on the first and second anniversary of the grant date, with the remaining one-third vesting on the third anniversaries of the grant date, subject to continued employment through the applicable vesting date.
(4)Mr. Moss, Mr. Bardos, and Mr. Tolnar were each granted an award of RSUs on February 27, 2024. Each such award vests in substantially equal installments on each of the first three anniversaries of March 4, 2024, subject to continued employment through the applicable vesting date.
(5)Mr. Moss, Mr. Bardos, and Mr. Tolnar were each granted an award of PSUs on February 27, 2024. Each such award vests after a three year performance period ending on December 31, 2026, subject to continued employment through the date the Compensation Committee certifies achievement of the following criteria: (i) fifty percent (50%) based on Net Revenue Growth CAGR targets, which will then be modified based upon Net Revenue Growth CAGR relative to the Company’s compensation peer group and (ii) the remaining fifty percent (50%) based upon Cumulative Adjusted Diluted EPS targets. Such award of PSUs can ultimately vest from 0% to 200% of target. The value of such awards of PSUs are shown in the table based on achieving threshold performance.

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(6)On August 1, 2024, Mr. Moss was granted an award of RSUs vesting two-thirds on August 13, 2026, and one-third on August 13, 2027, subject to continued employment through the applicable vesting date.
(7)On June 16, 2025, in connection with his commencement of employment, Mr. King was granted the following equity awards: (i) an award of 56,180 RSUs which vests in substantially equal installments on each of the first three anniversaries of June 13, 2025, subject to continued employment through the applicable vesting date, (ii) an award of 37,454 RSUs which vests in equal installments on each of the first two anniversaries of June 13, 2025, subject to continued employment through the applicable vesting date; and (iii) an award of 56,180 PSUs. Such award vests after a three-year performance period ending on December 31, 2027, subject to continued employment through the date which the Compensation Committee certifies achievement of award. The award is based on achievement of Net Revenue Growth CAGR targets and Adjusted Diluted EPS targets on a year-by-year basis. Such awards can be modified based on a Total Shareholder Return relative to the share price of the Company’s compensation peer group. Such award can ultimately vest from 0% to 200% of target. The value of such award of PSUs is shown in the table based on achievement of stretch performance.
(8)On February 20, 2025, Mr. Moss, Mr. Bardos, and Mr. Tolnar were each granted an award of PSUs. Such awards vests after a three-year performance period ending on December 31, 2027, subject to continued employment through the date which the Compensation Committee certifies achievement of award. The award is based on achievement of Net Revenue Growth CAGR targets and Adjusted Diluted EPS targets on a year-by-year basis. Such awards can be modified based on a Total Shareholder Return relative to the share price of the Company’s compensation peer group. Such awards can ultimately vest from 0% to 200% of target. The value of such award of PSUs is shown in the table based on achievement of stretch performance.
(9)Mr. Moss, Mr. Bardos, and Mr. Tolnar were each granted an award of RSUs on February 20, 2025. Each such award vests in substantially equal installments on each of the first three anniversaries of March 4, 2025, subject to continued employment through the applicable vesting date.
(10)On July 8, 2024, Mr. Bardos, Mr. Tolnar, and Ms. Lund were granted awards of RSUs vesting two-thirds on June 1, 2026, and one-third on June 1, 2027, subject to continued employment through the applicable vesting date.
(11)Ms. Lund resigned from the Company effective May 16, 2025. As a result, all of her outstanding equity awards were forfeited, and no awards were outstanding as of December 31, 2025.
Stock Awards Vested in the 2025 Fiscal Year
The following table sets forth certain information with respect to the vesting of stock awards during the fiscal year ended December 31, 2025 with respect to our Named Executive Officers.

Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Brandon Moss	68,242	$260,324
Dominic Bardos	40,511	$213,394
Jeffery Tolnar	41,170	$166,561
Bobbie L. King Jr.	—	$—
Inez Lund	6,517	$18,778
(1)Represents the gross number of shares acquired by the applicable Named Executive Officer during the 2025 Fiscal Year upon the vesting of RSU awards, without reduction for any shares withheld to satisfy applicable tax obligations.
(2)Represents the value of the shares acquired by the applicable Named Executive Officer during the 2025 Fiscal Year upon the vesting of RSU awards, calculated based upon the share price on the date of vesting.
Pension Benefits
Our Named Executive Officers did not participate in or have account balances in qualified or nonqualified defined benefit plans sponsored by us. The Board or Compensation Committee may elect to adopt qualified or nonqualified benefit plans in the future if it determines that doing so is in our best interest.
Nonqualified Deferred Compensation
Our Named Executive Officers did not participate in or have account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us. The Board or Compensation Committee may elect to provide our executive officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interest.

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Executive Compensation Tables
Potential Payments Upon Termination or a Change in Control
Severance Benefits
Brandon Moss, Dominic Bardos, Jeffery Tolnar and Bobbie King
Messrs. Moss, Bardos, Tolnar and King are eligible for benefits under the Company’s Severance Plan upon a termination of employment without “cause” or resignation for “good reason” (as defined in the Severance Plan or, in the case of Mr. Bardos, in his employment agreement).
Upon a termination without cause or resignation for good reason, participants in the Severance Plan will generally be eligible to receive, subject to the execution and non-revocation of a release of claims and continued compliance with restrictive covenants, the following severance payments and benefits:
•a cash severance payment equal to 12 months of the participant’s base salary (or 24 months for the Chief Executive Officer), payable in substantially equal installments over the 12-month period following the date of termination (or the 24-month period for the Chief Executive Officer); and
•during the portion of the participant’s severance period that the participant is eligible for and timely elects continued coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company will, at its option, pay or reimburse the participant for the difference between the amount paid to continue coverage and the employee contribution amount (the “COBRA Benefits”).
Upon a termination without cause or resignation for good reason within 24 months following a change in control, participants in the Severance Plan will be eligible to receive, subject to the execution and non-revocation of a release of claims and continued compliance with restrictive covenants, the following severance payments and benefits:
•a cash severance payment equal to the sum of (i) 12 months of the participant’s base salary plus (ii) the participant’s target annual bonus for the year that includes the date of termination (or, for the Chief Executive Officer, the sum of (x) 24 months of the Chief Executive Officer’s base salary plus (y) two times the Chief Executive Officer’s target annual bonus for the year that includes the date of termination), payable in substantially equal installments over the 12 month period following the date of termination (or the 24 month period for the Chief Executive Officer); and
•the COBRA Benefits.
Upon a participant’s termination of employment for any reason, all outstanding equity awards held by the participant will be treated in accordance with the applicable award agreements and the LTIP. Further, in the event a participant is covered by an employment agreement that may duplicate the severance payments and benefits described above, the Compensation Committee will reduce or eliminate the duplicative benefits provided for under the Severance Plan.
The Severance Plan provides that participants in the plan will generally be subject to an indefinite confidentiality and non-disparagement covenants, as well as twelve-month post-termination non-competition and non-solicitation provisions (twenty-four months for the CEO).
Under the Severance Plan, “cause” generally means, unless otherwise provided in the executive’s employment agreement or other similar agreement, the executive’s (i) commission of, indictment for, or plea of guilty or no contest to, a felony (or state law equivalent) or a crime involving dishonesty or moral turpitude or the commission of any other act involving willful malfeasance or breach of fiduciary duty with respect to the Company or its affiliates; (ii) substantial and repeated failure to perform duties or to follow any lawful directive from the Company or its affiliates; (ii) conduct that brings or is reasonably likely to bring the Company or its affiliates negative publicity or into public disgrace, embarrassment, or disrepute; (iv) fraud, theft, embezzlement, gross negligence or willful misconduct with respect to the Company its affiliates; (v) violation of the Company’s or its affiliate’s written policies or codes of conduct, including written policies related to discrimination, harassment, retaliation, performance of illegal or unethical activities, or ethical misconduct; or (vi) breach of any agreement with the Company or any of its affiliates, including, without limitation, any non-competition, non-solicitation, no-hire, or confidentiality covenants.

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“Good reason” generally means, subject to certain notice and cure conditions, unless otherwise defined in the executive’s employment agreement or other similar agreement, (i) a material diminution in the executive’s base salary or authority, duties and responsibilities with the Company or its subsidiaries (excluding the removal of the executive for any reason from the board of directors of the Company or its affiliates) or (ii) a relocation of the executive’s principal place of employment by more than 50 miles. The definition of “good reason” in Mr. Moss’s offer letter is substantially similar to the definition under the Severance Plan, except that a material breach by the Company of Mr. Moss’s offer letter would also be grounds for good reason.
Mr. Bardos’ employment agreement generally provides that “cause” means (i) Mr. Bardos’ material breach of the employment agreement or any other agreement with the Company or its affiliates, (ii) Mr. Bardos’ breach of any policy or code of conduct established by the Company or its affiliates, (iii) Mr. Bardos’ violation of any law applicable to the workplace or the Company or its affiliates (including any law regarding anti-discrimination, anti-harassment or anti-retaliation), (iv) Mr. Bardos’ gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement that has or could reasonably be expected to have an adverse effect on the Company or its affiliates, (v) the commission by Mr. Bardos of, or conviction or indictment of Mr. Bardos for, or plea of nolo contendere by Mr. Bardos to, any felony or any crime involving moral turpitude, or (vi) Mr. Bardos’ willful failure or refusal to perform Mr. Bardos’ duties or to follow any lawful directive from the Company or the board of directors, subject to a 30-day cure right, if curable.
Mr. Bardos’ employment agreement generally provides that “good reason” means, subject to certain notice and cure conditions, (i) a material diminution in Mr. Bardos’ base salary or authority, duties and responsibilities, or (ii) the relocation of Mr. Bardos’ principal place of employment by more than 50 miles.
Inez Lund
During Ms. Lund’s employment, if the Company had terminated her employment without cause or if Ms. Lund had resigned for good reason, she would have been entitled to receive (i) base salary continuation payments and (ii) payment or reimbursement of a portion of continuation coverage premiums under the Company’s group health plans pursuant to COBRA, in each case, for 12 months. On May 2, 2025, Ms. Lund informed the Company of her resignation, effective May 6, 2025. Due to her voluntary resignation, Ms. Lund did not receive any severance payments or benefits under her employment agreement or the Severance Plan in connection with her resignation.
Equity Awards
Upon the applicable executive’s termination of service, any unvested RSUs or PSUs are automatically forfeited. However, notwithstanding the foregoing:
•If such executive is terminated due to death or “disability” (as defined in the LTIP), (i) 100% of the RSUs will accelerate and vest, and (ii) a prorated portion of the unvested PSUs will accelerate and vest, based on target performance, calculated based on the number of days the applicable executive was employed by the Company or an affiliate during the applicable performance period, and all then-unvested PSUs will be automatically forfeited.
•If such executive is terminated by the Company without “cause” (as defined in the LTIP), (i) the portion of the RSUs that would have vested on the first vesting date following such termination will vest, and all then-unvested RSUs will be automatically forfeited, and (ii) a prorated portion of the unvested PSUs will accelerate and vest, based on actual performance at the end of the performance period, calculated based on the number of days the applicable executive was employed by the Company or an affiliate during the applicable performance period, and all then-unvested PSUs will be automatically forfeited.
•In the event of a “change in control” (as defined in the LTIP), (i) to the extent the RSUs are not assumed by the surviving entity in connection with such change in control, 100% of the RSUs will accelerate and fully vest, or (ii) to the extent the RSUs are assumed by the surviving entity in connection with such change in control, upon the applicable executive’s termination without cause or resignation for “good reason” (as defined in the applicable award agreement) within the 24-month period following the change in control, 100% of the RSUs will accelerate and fully vest.
•In the event of a “change in control” (as defined in the LTIP), to the extent the PSUs are assumed by the surviving entity in connection with such change in control, upon the applicable executive’s termination without cause or resignation for “good reason” (as defined in the applicable award agreement) within the 24-month period following the change in control, the PSUs will accelerate and vest, based on target performance, and all then-unvested PSUs will be automatically forfeited.

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Executive Compensation Tables
The following table provides information regarding potential payments to our Named Executive Officers as of December 31, 2025 in connection with certain termination or change in control events. Ms. Lund is not included in the table because she resigned on May 16, 2025 and was not entitled to any severance or equity acceleration upon her resignation.

Benefits and Payments Upon Termination(1)	Termination Due to Death or Disability	Termination by the Company Without Cause or by the Executive for Good Reason (a “Qualifying Termination”) Not Within 24 Months Following Change in Control(2)	Qualifying Termination Within 24 Months Following Change in Control	Change in Control If No Assumption of Awards by Successor(3)
Brandon Moss
Cash Severance Payments(4)	—	$1,600,000	$3,520,000	—
Accelerated Vesting of Equity Awards:(5)
Unvested RSUs.	$8,060,754	$3,939,147	$8,060,754	$8,060,754
Unvested PSUs.	$2,168,075	$1,439,507	$5,289,151	—
COBRA Payments(6)	—	$38,116	$38,116	—
Dominic Bardos
Cash Severance Payments(4)	—	$500,000	$875,000	—
Accelerated Vesting of Equity Awards:(5)
Unvested RSUs.	$2,540,259	$1,221,042	$2,540,259	$2,540,259
Unvested PSUs.	$712,872	$449,845	$1,705,882	—
COBRA Payments(6)	—	$12,735	$12,735	—
Jeffery Tolnar
Cash Severance Payments(4)	—	$440,000	$770,000	—
Accelerated Vesting of Equity Awards:(5)
Unvested RSUs.	$1,611,643	$667,242	$1,611,643	$1,611,643
Unvested PSUs.	$591,297	$392,593	$1,442,501	—
COBRA Payments(6)	—	$12,735	$12,735	—
Bobbie King
Cash Severance Payments(4)	—	$400,000	$640,000	—
Accelerated Vesting of Equity Awards:(5)
Unvested RSUs.	$795,889	$318,359	$795,889	$795,889
Unvested PSUs.	$159,177	$168,727	$477,530	—
COBRA Payments(6)	—	$6,411	$6,411	—
(1)Information in this table assumes a termination or change in control date, as applicable, of December 31, 2025 and a price per share of our Class A common stock of $8.50 (the closing price of the Company’s Class A common stock on December 31, 2025, the last trading day of the 2025 Fiscal Year).
(2)The accelerated equity award amounts reported in this column are only payable to the applicable Named Executive Officer in the event of a termination by the Company without cause, and are not payable in the event of a termination by such executive for good reason.

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(3)Amounts included in this column assume that RSUs are not assumed in a Change in Control. If these equity awards were assumed on a Change in Control, there would be no accelerated vesting, other than in the case of a qualified termination following the Change in Control (i.e. no single trigger vesting). The LTIP and PSU award agreements issued thereunder provide discretion to the Compensation Committee to determine the treatment of PSUs in the event of a Change in Control in which PSUs are not assumed; accordingly, the potential value of PSUs in this circumstance is unknown and no value is provided for such awards in this table.
(4)Represents the cash severance payments payable to the applicable Named Executive Officer (calculated based on the base salary in effect as of December 31, 2025) in accordance with the terms of the applicable agreement or plan.
(5)Represents the aggregate value of the accelerated vesting of the applicable Named Executive Officer’s equity awards outstanding as of December 31, 2025, payable to the Named Executive Officer in accordance with the terms of the applicable agreement or plan.
(6)Represents the aggregate COBRA payments payable to the applicable Named Executive Officer in accordance with the terms of the applicable agreement or plan.
Equity Compensation Plan Information
The following table provides certain information with respect to all compensation plans under which our equity securities are authorized for issuance as of December 31, 2025.

	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights(2)	Number of Securities remaining available for future issuance under equity compensation plans(3)
Equity compensation plans approved by security holders(1)	2,309,881	—	1,503,968
Equity compensation plans not approved by security holders	—	—	—
Total	2,309,881	—	1,503,968
(1)Refers to the LTIP.
(2)There were no outstanding stock options as of December 31, 2025.
(3)The number of shares authorized for issuance under the LTIP is subject to an automatic annual increase on January 1 of each calendar year during the term of the LTIP, equal to the lesser of (i) five percent of our outstanding common stock on the final day of the immediately preceding calendar year, and (ii) a smaller amount determined by the Board.
Chief Executive Officer Pay Ratio
Pursuant to Item 402(u) of Regulation S-K, we are disclosing the pay ratio comparing the median of the annual total compensation of our employees other than Mr. Moss, our Chief Executive Officer as of December 31, 2025 (the date selected to identify the median employee, as further described below), and the annual total compensation of Mr. Moss. The pay ratio is calculated in a manner consistent with Item 402(u) of Regulation S-K.
For the 2025 Fiscal Year:
•The annual total compensation of the median employee identified at the median of all employees (other than Mr. Moss) was $67,671;
•The annual total compensation of Mr. Moss was $5,970,882; and
•The estimated ratio of the annual total compensation of Mr. Moss to the median annual total compensation of all other employees was approximately 88 to 1.

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Executive Compensation Tables
We selected December 31, 2025 as the date to determine the median employee. As of December 31, 2025, we had 1,290 employees globally, including 1,480 U.S. employees and four non-U.S. employees. In determining the identity of our median employee, we excluded our four non-U.S. employees, which in the aggregate represents less than 5% of our workforce. To identify the median employee we used federal taxable W-2 earnings, as determined from the Company’s payroll records for the twelve-month period ended December 31, 2025. Federal taxable W-2 earnings consist of cash compensation (including base salary, hourly wages, overtime pay, and annual incentive compensation) and other taxable earnings. We annualized the compensation for any employees who commenced work in 2025 and were employed as of December 31, 2025.
In accordance with the rules set forth in Item 402(u) of Regulation S-K, we calculated the median employee’s annual total compensation for 2025 in the same manner as the calculation of Mr. Moss’s annual total compensation in the “Summary Compensation Table” above.
We believe that this pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
Pay Versus Performance
The following table sets forth certain information with respect to the Company’s financial performance and the compensation paid to our Named Executive Officers for the years ended on December 31, 2025, December 31, 2024, December 31, 2023, December 31, 2022 and December 31, 2021.

									Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO 1(2)	Compensation Actually Paid to PEO 1(1)(2)	Summary Compensation Table Total for PEO 2(3)	Compensation Actually Paid to PEO 2(3)(1)	Summary Compensation Table Total for PEO 3(4)	Compensation Actually Paid to PEO 3(4)(1)(9)	Average Summary Compensation Table Total for Non-PEO NEOs(5)	Average Compensation Actually Paid to Non-PEO NEOs(5)(1)(9)	Total Shareholder Return(6)	Peer Group Total Shareholder Return(6)	Net Income(7)	Adjusted EBITDA(8)
2025	—	—	—	—	$5,961,218	$11,229,750	$1,429,870	$2,248,658	$25.05	$45.28	$33,574,000	$99,523,000
2024	—	—	—	—	$8,108,466	$2,340,259	$1,810,537	$(144,659)	$16.30	$30.73	$24,127,000	$99,084,000
2023	$4,477,834	$301,159	$2,217,300	$1,180,717	$5,560,030	$3,239,960	$2,512,152	$1,086,518	$45.80	$47.53	$39,974,000	$173,391,000
2022	$4,712,152	$8,885,983	—	—	—	—	$1,074,313	$1,160,674	$72.71	$64.56	$127,611,000	$92,989,000
2021	$3,684,742	$2,916,141	—	—	—	—	$1,847,832	$1,795,895	$71.62	$67.78	$(327,000)	$62,857,000
(1) In calculating the “compensation actually paid” amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with FASB ASC Topic 718. The valuation assumptions used to calculate such fair values did not materially differ from those disclosed at the time of grant.
(2)The name of the Principal Executive Officer of the Company (“PEO”) that is included as PEO 1 in these columns is Jason Whitaker. Mr. Whitaker served as Chief Executive Officer from January 2020 – March 15, 2023.
(3)The name of the PEO that is included as PEO 2 in these columns is Jeffery Tolnar. Mr. Tolnar served as interim Chief Executive Officer from March 15, 2023 – July 17, 2023.
(4)The name of the PEO that is included as PEO 3 in these columns is Brandon Moss. Mr. Moss began serving as our Chief Executive Officer effective July 17, 2023.
(5)The names of each of the non-PEO Named Executive Officers reflected in these columns for each applicable fiscal year are as follows: (i) for the 2024 Fiscal Year, Dominic Bardos, Jeffery Tolnar, Inez Lund, and Mehgan Peetz; (ii) for the 2023 Fiscal Year, Dominic Bardos and Mehgan Peetz; (iii) for the 2022 Fiscal Year, Dr. Philip Garton, Kevin Hubbard, Dominic Bardos, Mehgan Peetz and Jeffery Tolnar; and (iv) for the 2021 Fiscal Year, Mehgan Peetz and Jeffery Tolnar.
(6)The Company TSR and the Company’s Peer Group TSR reflected in these columns for each applicable fiscal year is calculated based on a fixed investment of $100 at the applicable measurement point on the same cumulative basis as is used in Item 201(e) of
Regulation S-K.

64	2026 Proxy Statement

Executive Compensation Tables
the peer group used to determine the Company’s Peer Group TSR for each applicable fiscal year is the following published industry index, as disclosed in our 2025 Annual Report to shareholders pursuant to Item 201(e) of Regulation S-K: MAC Global Solar Energy Index (SUNIDX).
(7)Represents the amount of net income reflected in the Company’s audited GAAP financial statements for each applicable period.
(8)We have selected Adjusted EBITDA as our “Company Selected Measure.” We define Adjusted EBITDA as net income plus/(minus) (i) interest expense, (ii) interest income (iii) income tax expense, (iv) depreciation expense, (v) amortization of intangibles, (vi) payable pursuant to the TRA adjustment, (vii) gain on termination of the TRA, (viii) equity-based compensation, (ix) acquisition-related expenses, (x) wire insulation shrinkback expenses, and (xi) wire insulation shrinkback litigation expenses. See Appendix A for reconciliation of net income to Adjusted EBITDA.
(9)For the 2025 Fiscal Year, the “compensation actually paid” to the PEO and the average “compensation actually paid” to the non-PEO Named Executive Officers reflect each of the following adjustments made to the total compensation amounts reported in the Summary Compensation Table for the 2025 Fiscal Year, computed in accordance with Item 402(v) of Regulation S-K:

	PEO 3	Average Non-PEO NEOs
Total Compensation Reported in 2025 Summary Compensation Table	$5,961,218	$1,429,870
Less, Grant Date Fair Value of Stock & Option Awards Reported in the 2025 Summary Compensation Table	(4,400,002)	(906,251)
Plus, Year-End Fair Value of Awards Granted in 2025 that are Outstanding and Unvested	8,392,596	1,553,411
Plus, Change in Fair Value of Awards Granted in Prior Years that are Outstanding and Unvested (From Prior Year-End to Year-End)	1,392,992	154,409
Plus, Vesting Date Fair Value of Awards Granted in 2025 that Vested in 2025	—	—
Plus, Change in Fair Value of Awards Granted in Prior Years that Vested in 2025 (From Prior Year-End to Vesting Date)	(117,054)	(14,505)
Less, Prior Year-End Fair Value of Awards Granted in Prior Years that Failed to Vest in 2025	—	31,724
Plus, Dollar Value of Dividends, Dividend Equivalents or other Earnings Paid on Stock & Option Awards in 2025 prior to Vesting (if not reflected in the fair value of such award or included in Total Compensation for that Year)	—	—
Total Adjustments	$5,268,532	$818,788
Compensation Actually Paid for the 2025 Fiscal Year	$11,229,750	$2,248,658

2026 Proxy Statement	65

Executive Compensation Tables
Pay versus Performance Comparative Disclosure
In accordance with Item 402(v) of Regulation S-K, the Company is providing the following charts describing the relationships between the information presented in the table above.
Compensation Actually Paid and Company TSR
Compensation Actually Paid and Net Income

66	2026 Proxy Statement

Executive Compensation Tables
 Compensation Actually Paid and Adjusted EBITDA
Company TSR and Peer Group TSR
 Pay versus Performance Tabular List
The following are our most important performance measures used by us to link “compensation actually paid” to our Named Executive Officers to company performance for the 2025 Fiscal Year. The performance measures included are not ranked by relative importance.
Most Important Performance Measures
 Adjusted EBITDA
 Adjusted Free Cash Flow
Revenue Growth
 Cumulative Adjusted Diluted Earnings Per Share

2026 Proxy Statement	67

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Class A common stock as of March 10, 2026 by:
•each person or group known to us to beneficially own more than 5% of our common stock;
•each of our directors;
•each of our Named Executive Officers; and
•all of our directors and executive officers as a group.
The number of shares beneficially owned and the percentages of beneficial ownership are based on an aggregate of 167,771,817 shares of Class A common stock outstanding as of March 10, 2026.
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”). Under these rules, a person is deemed to be the beneficial owner of securities if such person has or shares the power to vote or direct the voting of the securities, or to dispose of or direct the disposition of the securities, or has the right to acquire such powers within 60 days.
Shares of common stock subject to options or restricted stock units (“RSUs”) that are exercisable or will vest within 60 days of March 10, 2026 are deemed outstanding and beneficially owned by the holder. However, these shares are not deemed outstanding for purposes of calculating the percentage ownership of any other person.
Except as otherwise indicated in the footnotes to the table and subject to applicable community property laws, we believe each beneficial owner named in the table has sole voting and investment power with respect to the shares shown.
Unless otherwise indicated, the address of each beneficial owner listed in the table is:
c/o Shoals Technologies Group, Inc.
1500 Shoals Way
Portland, Tennessee 37148

68	2026 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
Beneficial Ownership Table

	Class A Common Stock Beneficially Owned
Name of Beneficial Owner	Number	% Voting Power
5% Shareholders:
BlackRock Group	22,622,507	13.5%
T. Rowe Price Group	17,149,281	10.2%
Vanguard Group	13,611,289	8.1%
Named Executive Officers and Directors:
Brandon Moss	93,807	❖
Dominic Bardos	113,434	❖
Jeffery Tolnar	54,854	❖
Bobbie L. King Jr.	—	❖
Ty Daul (1)	105,281	❖
Brad Forth (2)	563,990	❖
Robert Julian (3)	81,425	❖
Jeannette Mills (4)	81,425	❖
Lori Sundberg (5)	99,781	❖
Toni Volpe (6)	99,781	❖
Niharika Taskar Ramdev (7)	73,340	❖
All Named Executive Officers and Directors as a group (11 individuals)	1,367,118
❖ Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)Includes 47,746 of shares that will vest within 60 days of March 6, 2026.
(2)Includes 74,271 of shares that will vest within 60 days of March 6, 2026.
(3)Includes 47,746 of shares that will vest within 60 days of March 6, 2026.
(4)Includes 47,746 of shares that will vest within 60 days of March 6, 2026.
(5)Includes 47,746 of shares that will vest within 60 days of March 6, 2026.
(6)Includes 47,746 of shares that will vest within 60 days of March 6, 2026.
(7)Includes 47,746 of shares that will vest within 60 days of March 6, 2026.

2026 Proxy Statement	69

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Approval of Related Party Transactions
The Company has adopted a written policy governing the review, approval and ratification of related party transactions. Under this policy, the Audit Committee is responsible for reviewing and approving such transactions.
In evaluating a related party transaction, the Audit Committee considers all relevant facts and circumstances it deems appropriate, including:
•whether the transaction is in the ordinary course of business;
•whether the transaction was initiated by the Company or the related party;
•the availability of alternative sources for comparable products or services;
•whether the terms are no less favorable to the Company than those available from an unrelated third party;
•the business purpose of, and potential benefits to, the Company;
•the approximate dollar value of the transaction, particularly as it relates to the related party;
•the related party’s interest in the transaction; and
•any other information that would be material to investors under the circumstances.
The Audit Committee may approve only those transactions it determines, in good faith, to be in the best interests of the Company and its shareholders.
In addition, under the Company’s Code of Ethics, directors, officers and employees must disclose any transaction or relationship that could reasonably be expected to give rise to a conflict of interest.
Related Party Transactions
There were no related party transactions required to be disclosed since the beginning of fiscal 2025.
Limitation of Liability and Indemnification of Officers and Directors
The Company’s Certificate of Incorporation and Bylaws provide for the indemnification of directors and officers to the fullest extent permitted by the Delaware General Corporation Law and permit the Company to indemnify employees as authorized by the Board. This indemnification may include reimbursement of judgments, settlements, fines, penalties and reasonable expenses, including attorneys’ fees, incurred in connection with legal proceedings arising from service to the Company, provided the individual acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company.

70	2026 Proxy Statement

Certain Relationships and Related Transactions
These indemnification rights are not exclusive of any other rights to which an individual may be entitled and extend to the estates of deceased directors and officers. The Company has also entered into customary indemnification agreements with its directors and executive officers that provide contractual rights consistent with these provisions.
The Company maintains directors’ and officers’ liability insurance that provides coverage for certain losses arising from claims against directors and officers in their official capacities and reimburses the Company for amounts it lawfully indemnifies, subject to customary exclusions.
The Company’s Certificate of Incorporation and Bylaws also provide for the exculpation of directors and certain officers to the extent permitted by Delaware law. The Board believes these protections are important to attract and retain qualified directors and officers and to support the effective discharge of their responsibilities.

2026 Proxy Statement	71

See pages 72-76 for more information

Ratification Of The Selection Of Independent Registered Public Accountants For Fiscal Year 2026

The Board Recommends a Vote “FOR” the Ratification of the Selection of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for Fiscal Year 2026.

The Audit Committee is responsible for the selection, appointment, oversight, compensation, retention, and termination of the Company's independent registered public accounting firm. Ernst & Young LLP has been the Company's independent registered public accounting firm since March 11, 2025.
Review of Independent Registered Public Accountants
The Audit Committee annually reviews the performance of the independent registered public accountants and considers whether to reappoint the firm for the following year or appoint a different firm. In determining which firm to appoint as the Company’s independent registered public accountants for 2025, the Audit Committee considered numerous factors, including:
•firm capabilities, methodology, and fees;
•the quality of work performed and its communications with the Audit Committee and management;
•Ernst & Young LLP's experience and qualifications auditing companies of comparable size and complexity;
•Ernst & Young LLP's familiarity with our business, operations, accounting policies and practices and internal controls over financial reporting;
•external data on audit quality and performance; and
•firm independence.
The Audit Committee discusses with the independent registered public accountants the scope of and plans for the audit and is also responsible for the audit fees associated with the retention of the independent registered public accountants.
Change in Accounting Firm
BDO USA, P.C. (“BDO”) audited our consolidated financial statements for fiscal years 2024, 2023, and 2022.
On March 11, 2025, the Audit Committee decided to dismiss BDO as the Company’s independent registered public accounting firm. BDO’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2024, and 2023 did not contain an adverse opinion or disclaimer of opinion. They were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 2024 and 2023, and the subsequent interim periods through March 11, 2025, there were no disagreements, as defined by Item 304(a)(1)(iv) of Regulation S-K and related instructions, between the Company and BDO on accounting principles, disclosure, or audit scope or procedure that would have caused BDO to make reference in their reports. There were also no "reportable events" as defined by Item 304(a)(1)(v) of Regulation S-K.
In connection with the filing of the Company’s Current Report on Form 8-K dated March 12, 2025 (the “Form 8-K”), the Company provided BDO with a copy of the above disclosures and requested that BDO furnish a letter addressed to the SEC stating whether or not BDO agrees with the statements in the immediately preceding paragraph. The Company subsequently received the requested letter, and a copy of BDO’s letter, dated March 11, 2025, was filed as Exhibit 16.1 to the Form 8-K.
As of March 11, 2025, following the Audit Committee’s decision, the Company engaged Ernst & Young LLP as its independent registered public accounting firm for fiscal year 2025. During the fiscal years ended December 31, 2024 and 2023, and through the interim periods to March 11, 2025, neither the Company nor anyone on its behalf consulted with Ernst & Young

72	2026 Proxy Statement

Item 3. Ratification of the Selection of Independent Registered Public Accountants for Fiscal Year 2026
LLP about applying accounting principles to specific transactions or about the type of audit opinion that might be issued on the Company’s statements. Neither written nor oral advice from Ernst & Young LLP was an important factor considered by the Company in any accounting, auditing, or financial reporting issue. There were no disagreements as defined by Item 304(a)(1)(iv) of Regulation S-K and related instructions, and no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.
The change in the independent registered public accounting firm did not result from any dissatisfaction with the quality of professional services rendered by BDO.
Independent Registered Public Accounting Firm Fees
The following table summarizes the aggregate fees (including related expenses) billed to us for professional services provided by Ernst & Young LLP for the year ending December 31, 2025.

For the Year Ended December 31, 2025
Audit Fees	$1,070,000
Audit-Related Fees	—
Tax Fees	—
All Other Fees (1)	3,600
Total	$1,073,600
(1)Fees paid related to accounting research tool annual subscription.
The following table summarizes the aggregate fees (including related expenses) billed to us for professional services provided by BDO USA, P.C. for years ended December 31, 2025 and 2024.

	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024
Audit Fees	$—	$931,597
Audit-Related Fees	150,000	—
Tax Fees	—	83,037
All Other Fees	—	—
Total	$150,000	$1,014,634
Audit Committee Pre-Approval Policies and Procedures
In considering the nature of the services provided by the Company’s independent registered public accounting firm, the Audit Committee determined that the provision of such services is compatible with maintaining the auditor’s independence. The Audit Committee discussed these services with the independent auditor and Company management and determined that they are permitted under applicable SEC rules governing auditor independence, as well as the standards of the American Institute of Certified Public Accountants.
The Audit Committee has adopted a policy requiring advance approval of all audit and permitted non-audit services provided by the independent auditor to the extent required by the Exchange Act and other applicable securities laws. Unless a service has been previously pre-approved for the applicable year, the Audit Committee must approve the engagement before the independent auditor performs the service. Each year, the Audit Committee pre-approves categories of audit, audit-related and tax services that may be provided by the independent auditor.

2026 Proxy Statement	73

Item 3. Ratification of the Selection of Independent Registered Public Accountants for Fiscal Year 2026
Selection of Independent Registered Public Accounting Firm
Following its review and consideration of the potential benefits and costs of choosing a different auditor, the Audit Committee selected Ernst & Young LLP as the Company’s independent registered public accountants for 2026. The Audit Committee and the Board believe the continued retention of Ernst & Young LLP as the independent external auditor is in our and our shareholders’ best interests.
None of our Bylaws, our governing documents, or extant law requires shareholder ratification of the Audit Committee's appointment of Ernst & Young LLP as the Company's independent registered public accounting firm. However, our board of directors is submitting the appointment of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate governance.
In the event that ratification of this appointment of independent registered public accounting firm is not approved at the Annual Meeting, the Audit Committee will review its future selection of our independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year, if it determines that such a change would be in the Company's best interests.
Representatives of Ernst & Young LLP are expected to attend the Annual Meeting virtually via webcast, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate inquiries from shareholders.
Required Vote
Ratification of the appointment of Auditor requires affirmative votes from the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote.

74	2026 Proxy Statement

Item 3. Ratification of the Selection of Independent Registered Public Accountants for Fiscal Year 2026
Audit Committee Report for the Year Ended December 31, 2025
Management is responsible for the preparation and integrity of the Company’s financial statements and for the financial reporting process, including the systems of internal control over financial reporting. The Audit Committee’s role is to oversee the Company’s accounting and financial reporting processes and the audits of its financial statements. We also support the Board of Directors’ commitment to compliance, ethical conduct, and risk management throughout the organization.
In 2025, the Audit Committee assisted the Board in its oversight of, among other matters:
•the Company’s compliance with legal and regulatory requirements;
•the qualifications, independence, and performance of the Company’s independent registered public accounting firm;
•the performance of the Company’s internal audit function; and
•the Company’s enterprise risk management process and related risk assessment guidelines and policies.
Our duties include overseeing the Company’s management, the internal audit function, and Ernst & Young LLP, the Company’s independent registered public accounting firm, with respect to the performance of their respective responsibilities described below.
Management Responsibilities
Management is responsible for:
•preparing the Company’s consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”);
•designing, implementing, and maintaining effective financial reporting systems and internal control over financial reporting; and
•assessing and reporting on the effectiveness of the Company’s internal control over financial reporting.
Company Internal Audit Responsibilities
The internal audit function is responsible for:
•overseeing management’s systems of internal control and procedures; and
•reviewing reports regarding the effectiveness of those systems.
In December 2025, the existing engagement of Deloitte & Touche LLP was expanded to provide full-time internal audit services on an interim basis, following changes in internal audit personnel, to ensure continuity of the Company’s internal audit function.
Independent Registered Public Accountant Responsibilities
The Company’s independent registered public accounting firm is responsible for:
•auditing the Company’s financial statements;
•expressing an opinion on whether the financial statements are presented fairly, in all material respects, in conformity with U.S. GAAP; and
•auditing the effectiveness of the Company’s internal control over financial reporting on an annual basis.
We periodically meet both independently and collectively with management, the internal auditor and/or the independent registered public accountants to, among other things:
•Discussing the quality of the Company’s accounting and financial reporting processes and the adequacy and effectiveness of its internal controls and procedures;

2026 Proxy Statement	75

Item 3. Ratification of the Selection of Independent Registered Public Accountants for Fiscal Year 2026
•Reviewing significant audit findings prepared by the Company’s independent registered public accounting firm and internal audit function, together with management’s responses;
•Reviewing the overall scope and plans for audits conducted by the internal audit function and the independent registered public accounting firm;
•Reviewing matters related to the conduct of the independent registered public accounting firm’s audit;
•Reviewing any critical audit matter identified in the independent registered public accounting firm’s report;
•Reviewing the Company’s critical accounting policies, the implementation of new accounting standards, and the significant estimates and judgments used by management in preparing the financial statements, including their appropriateness for the Company’s business and current circumstances; and
•Reviewing the Company’s earnings releases and its use of non-GAAP financial measures.
In addition to the foregoing, in 2025, we reviewed with management, among other things:
•guidelines and policies with respect to the Company’s overall risk assessment and risk management, including the Company’s enterprise risk management (“ERM”) process and the specific risks identified through that process;
•information technology and cybersecurity risk management and business continuity planning, including periodic briefings by the Company’s Vice President of Information Technology on information security matters, cybersecurity risks, and, where applicable, the deployment or use of artificial intelligence tools, together with input from the internal audit function;
•health, safety, and compliance matters;
•significant legal and regulatory matters;
•developments in the U.S. and non-U.S. tax regulatory environment; and
•external assessments and ratings related to the Audit Committee’s oversight responsibilities, as applicable.
Before the Company filed its Annual Report on Form 10-K for the year ended December 31, 2025 with the Securities and Exchange Commission (the “SEC”), we:
•reviewed and discussed the audited financial statements with management and the Company’s independent registered public accounting firm;
•discussed with the Company’s independent registered public accounting firm the matters required to be communicated to the Audit Committee pursuant to applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;
•received from the Company’s independent registered public accounting firm the written disclosures and the letter required by applicable PCAOB requirements regarding the firm’s communications with the Audit Committee concerning independence; and
•discussed with the Company’s independent registered public accounting firm its independence from the Company, including a review of non-audit services and related fees, to confirm compliance with (i) applicable regulations prohibiting the independent registered public accounting firm from performing specified services that could impair its independence, and (ii) the Company’s and the Audit Committee’s policies.
Based on the reviews and discussions described in this report, and without undertaking any independent verification, and subject to the limitations of our role and responsibilities as outlined in this report and in our written charter, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the Securities and Exchange Commission on February 24, 2026.
Audit Committee
Robert Julian, Chair
Ty Daul
Niharika Taskar Ramdev
Toni Volpe

76	2026 Proxy Statement

OTHER MATTERS THAT MAY BE PRESENTED AT THE ANNUAL MEETING

We are not aware of any matters to be presented for action at the Annual Meeting other than those described in the foregoing materials. If any other matters are properly brought before the Annual Meeting or arise incident to its conduct, the persons named in the proxy card will vote the shares represented by the proxy in accordance with the recommendations of the Board of Directors, pursuant to the discretionary authority granted by the proxy.

2026 Proxy Statement	77

FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING AND VOTING

Voting Instructions to Proxies
At the Annual Meeting, the individuals named as proxies on each shareholder’s Proxy Card will vote the shares represented by the Proxy Card FOR or AGAINST or ABSTAIN from voting with respect to each of the nominees listed in Item 1 and with respect to Items 2 and 3, as indicated in the shareholder’s voting instructions. If a properly executed Proxy Card does not include voting instructions, proxies will vote FOR each of the director nominees listed in Item 1, FOR Items 2 and 3, and in their discretion upon such other business as properly comes before the meeting.
Attending and Voting at the Annual Meeting
At the Annual Meeting, the individuals named as proxies on each shareholder’s Proxy Card will vote the shares represented by the Proxy Card FOR or AGAINST or ABSTAIN from voting with respect to each of the nominees listed in Item 1 and with respect to Items 2 and 3, as indicated in the shareholder’s voting instructions. If a properly executed Proxy Card does not include voting instructions, proxies will vote FOR each of the director nominees listed in Item 1, FOR Items 2 and 3, and in their discretion upon such other business as properly comes before the meeting.
Getting Information and Asking Questions Before and During the Annual Meeting
On March 20, 2026, an online portal will be available to stockholders of record at www.proxyvote.com/SHLS2026, where you may view and download the Proxy Materials and the 2025 Form 10-K, and vote your shares. On the day of the Annual Meeting, and during the meeting, you may also access the meeting agenda and procedures and submit questions through the same website.
Stockholders will have an opportunity to submit questions regarding the items of business to be considered at the Annual Meeting. In addition, following the conclusion of the formal business of the Annual Meeting and adjournment, stockholders will have an opportunity to submit questions of a more general nature.
We intend to address questions submitted during the Annual Meeting that are relevant to the Company and the matters being voted on, as time permits and in accordance with the meeting procedures. Responses to questions not addressed during the Annual Meeting will be posted following the meeting on the investor relations section of the Company’s website.
To promote fairness and efficiency, questions and answers will be grouped by topic, and substantially similar questions will be addressed once. In addition, no more than three questions from any single stockholder will be addressed.

78	2026 Proxy Statement

Frequently Asked Questions About the Annual Meeting and Voting
Frequently Asked Questions About the Annual Meeting and Voting
1.Why did I receive these Proxy Materials?
You received these proxy materials because, as of the Record Date, you directly or indirectly held, and were entitled to vote, shares of the Company’s common stock. In connection with the Board of Directors’ solicitation of proxies to be voted at the Annual Meeting, we are providing stockholders entitled to vote at the Annual Meeting with this Proxy Statement, the Company’s most recent Annual Report on Form 10-K, and a proxy card or voting instruction form (“VIF”).
Your proxy card or VIF is being provided either as a paper card or in the form of a unique control number that allows you to submit your voting instructions electronically via the Internet or by telephone. We refer to these materials collectively as the “Proxy Materials.” The Proxy Materials contain important information about the Company and describe the voting procedures and the matters to be voted on at the Annual Meeting.
Notice of Internet Availability of Proxy Statement and Annual Report
As permitted by rules of the SEC, we are making this Proxy Statement and our Annual Report available to stockholders electronically via the Internet. The Notice of Internet Availability of Proxy Materials (the “Notice”) contains instructions on how to access this Proxy Statement and Annual Report and how to vote online.
If you received a Notice by mail, you will not receive a printed copy of the Proxy Materials unless you request one. Instead, the notice provides instructions on how to access and review all of the information contained in the Proxy Statement and Annual Report, as well as how to submit your proxy via the Internet or by telephone. If you received a notice by mail and would like to receive a printed copy of the Proxy Materials, please follow the instructions for requesting such materials included in the Notice.
Householding
SEC rules permit the Company to deliver a single set of Annual Meeting materials to multiple stockholders sharing the same address. To take advantage of this rule, we have delivered a single set of Annual Meeting materials to stockholders who share the same tax identification number or name and address, unless we received contrary instructions prior to the mailing date.
We will promptly deliver, upon written or oral request, a separate copy of the Annual Meeting materials to any stockholder who received only one copy. If you prefer to receive separate copies of the Annual Meeting materials, or if you currently receive separate copies and would prefer to receive a single copy in the future, please contact Broadridge Financial Solutions, Inc. at 1-866-540-7095, or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
Please note that a number of brokerage firms have instituted householding practices. These firms may have their own procedures for stockholders who wish to receive individual copies of the proxy materials.
2.When and where is the Annual Meeting?
The Board has decided that we will hold a virtual Annual Meeting conducted via webcast. The Annual Meeting will be held at 10:00 a.m. Eastern Time on April 30, 2026. Shareholders may attend, vote, and submit questions by registering at www.virtualshareholdermeeting.com/SHLS2026 and using the control number shown on your Notice, Proxy Card, or VIF.
3.Why is the Annual Meeting virtual only?
We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all shareholders regardless of location. Hosting a virtual meeting makes it easy for our shareholders to participate from any location in the world.

2026 Proxy Statement	79

Frequently Asked Questions About the Annual Meeting and Voting
4.How can I attend and participate in the virtual Annual Meeting?
If you are a shareholder of record as of the Record Date, you may attend, vote and ask questions virtually at the meeting by logging in at www.virtualshareholdermeeting.com/SHLS2026 and entering your 16-digit control number. This number is included in your notice of internet availability of proxy materials, proxy card or voting information form.
If you are a shareholder as of the Record Date and have logged in using your 16-digit control number, you may submit questions at any point during the meeting (until the floor is closed to questions) by typing your question into the “Ask a Question” field, and clicking “Submit.” Shareholder questions or comments are welcome, but we will only answer questions pertinent to Annual Meeting matters, subject to time constraints. Questions regarding personal matters and statements of advocacy are not pertinent to Annual Meeting matters and therefore will not be addressed. Questions or comments that are substantially similar may be grouped and answered together to avoid repetition. The audio broadcast of the Annual Meeting will be archived at www.virtualshareholdermeeting.com/SHLS2026 for at least one year.
If you are not a shareholder as of the Record Date or do not log in using your 16-digit control number, you may still log in as a guest and listen to the Annual Meeting, but you will not be able to ask questions or vote at the meeting.
5.What if I run into technical issues while trying to access the Annual Meeting?
The virtual meeting platform is supported across browsers and devices running the most updated version of applicable software and plug-ins. Participants should give themselves plenty of time to log in and ensure they have a strong internet connection and they can hear streaming audio prior to the start of the Annual Meeting. If you encounter technical difficulties with the Annual Meeting platform on the meeting day, please call the technical support number that will be posted on the meeting website. Technical support will be available starting at 9:45 a.m. Eastern Time and until the end of the meeting.
6.Who is entitled to vote at the Annual Meeting?
The Board of Directors has fixed March 10, 2026 as the record date (the “Record Date”) for the Annual Meeting. Each stockholder of record or beneficial owner who held shares of the Company’s Class A common stock at the close of business on the Record Date is entitled to receive notice of, and to vote at, the Annual Meeting on all matters properly presented for consideration.
As of the Record Date, there were approximately 167,771,817 shares of Class A common stock outstanding, each of which is entitled to one vote on each matter presented at the Annual Meeting. Cumulative voting is not permitted in the election of directors or with respect to any other matter to be considered at the Annual Meeting.
7.What matters will I be voting on?
You will be voting on the following items of business:

1	To elect five director nominees identified in the Proxy Statement to serve as directors until the 2027 Annual Meeting and until their successors are duly elected and qualified;
2	To approve, by a non-binding advisory vote, the Company's executive compensation;
3	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026; and
4	To transact other business as may properly come before the meeting or any adjournment or postponement of the meeting.

80	2026 Proxy Statement

Frequently Asked Questions About the Annual Meeting and Voting
8.How is Shoals distributing Proxy Materials?
We are furnishing the Proxy Materials to our stockholders primarily through the Securities and Exchange Commission’s “Notice and Access” delivery method. On or about March 20, 2026, we mailed a Notice to our stockholders, other than those who previously requested delivery of proxy materials by email or paper copy. The Notice provides instructions on how to access the Proxy Materials electronically.
Stockholders who receive the Notice by mail will not receive a printed copy of the Proxy Materials unless requested. Instead, the Notice explains how to access the Proxy Materials and submit voting instructions through a secure website. Stockholders who receive the Notice by mail may request to receive paper copies of the Proxy Materials by mail or electronic copies by email, on a one-time or ongoing basis, by following the instructions set forth in the Notice.
The Notice is not a Proxy Card. You cannot use it to vote your shares.
9.How may I request printed copies of the Proxy Materials?
We will send printed paper copies of Proxy Materials, including the 2025 Form 10-K, free of charge to any shareholder who requests copies in writing to: Investor Relations, Shoals Technologies Group, Inc., 1500 Shoals Way, Portland, Tennessee 37148.
Shareholders may also request copies of these materials using one of the following methods:
•By telephone: Call free of charge 1-866-648-8133 in the United States and Canada.
•Via the Internet: Access the Internet and go to www.proxyvote.com/SHLS2026 and follow the instructions to log in and order copies. You can select from the following:
–your preference to receive (a) printed materials via mail or (b) an email with links to the electronic materials; and
–if you would like your election to apply to the delivery of materials for all future meetings.
•Via email: Please send a blank email to paper@investorelections.com with the control number that is printed on your Notice, Proxy Card or VIF.
These materials are also available at www.proxyvote.com/SHLS2026.
10.What is the quorum requirement for the Annual Meeting?
A quorum of the Company’s stockholders must be present, in person or represented by proxy, at the Annual Meeting in order for business to be conducted. Under the Company’s Bylaws, a majority of the voting power of the outstanding shares of capital stock entitled to vote at the Annual Meeting, present in person or represented by proxy, constitutes a quorum.
If you submit a proxy by Internet or telephone, or if you sign and return a paper proxy card or voting instruction form, your shares will be counted for purposes of determining whether a quorum is present, even if you abstain from voting or do not vote on a particular proposal. Abstentions and broker non-votes are also treated as present for purposes of determining the presence of a quorum at the Annual Meeting.
If a quorum is not present or represented by proxy at the scheduled time of the Annual Meeting, the chairperson of the Annual Meeting or the holders of a majority of the voting power of the shares entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.
11.What vote is needed to elect directors?
Each director nominee is elected by a plurality of the votes cast by the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the three nominees receiving the highest number of “FOR” votes will be elected, even if the number of votes cast for those nominees does not constitute a majority of the votes cast.
Votes marked “WITHHOLD” with respect to a director nominee will result in that nominee receiving fewer votes, but will not be counted as votes against the nominee and will have no effect on the outcome of the election. Broker non-votes will not be considered votes cast and will not affect the election of directors.

2026 Proxy Statement	81

Frequently Asked Questions About the Annual Meeting and Voting
12.What vote is needed for the other proposals?
Advisory Vote to Approve Executive Compensation
The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal 2 is required for approval. Abstentions will be counted as present and entitled to vote and therefore will have the same effect as a vote against Proposal 2. Broker non-votes are not entitled to vote on Proposal 2 and therefore will have no effect on the outcome of the vote.
Although the vote on Proposal 2 is advisory and non-binding, the Board of Directors will consider the results of the shareholder vote when making future decisions regarding executive compensation.
Ratification of the Selection of the Independent Registered Public Accountants
The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal 3 is required for approval. Abstentions will be counted as present and entitled to vote and therefore will have the same effect as a vote against Proposal 3.
We do not expect broker non-votes with respect to the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2026, as brokers are generally permitted to exercise discretionary voting authority on this proposal.
13.How does the Board recommend I vote on these matters?
The Board's recommendations on each item of business is as follows:

Proposal	Board's Voting Recommendation

Elect the director nominees named in the Proxy Statement to serve on the board of directors until the Company's 2027 annual meeting of shareholders and until their respective successors are duly elected and qualified	FOR all nominees listed below

Approve, on a non-binding, advisory basis, the compensation of our named executive officers	FOR

Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2026	FOR

14.How do I cast my vote?
Beneficial Shareholders
If you hold your shares through a broker, trustee or other nominee, you are a beneficial shareholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, bank or other nominee for instructions on how to vote the shares you hold as a beneficial shareholder.
Registered Shareholders
If you hold shares in your own name, you are a registered shareholder and may vote during the virtual Annual Meeting at www.virtualshareholdermeeting.com/SHLS2026. You will need to log in by entering your unique 16-digit control number included on your notice of internet availability of proxy materials, proxy card or voting instruction form. Only one person will be able to log in with that unique control number at any time. You can also vote by proxy before the Annual Meeting in the following ways:
•via the Internet at www.proxyvote.com;
•by phone by calling 1-800-690-6903; or
•by signing and returning a proxy card.

82	2026 Proxy Statement

Frequently Asked Questions About the Annual Meeting and Voting
Proxies submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on April 29, 2026. Regardless of whether you plan to attend the Annual Meeting, we encourage you to vote your shares as soon as possible. If you submit a proxy but do not indicate any voting instructions, the persons named as proxies in the proxy card will vote in accordance with the Board’s recommendation. The Board’s recommendation with respect to each proposal that you are being asked to vote on is set forth above, as well as within the description of each proposal in this Proxy Statement.
15.May I change or revoke my vote?
Yes. If you are a registered stockholder, any subsequent proxy that you submit will replace your earlier proxy, regardless of whether you submit your proxy by mailing a proxy card or by using the QR code, telephone, or the Internet. You may also revoke a previously submitted proxy by voting electronically at the Annual Meeting before the polls close, in which case your vote at the meeting will supersede any prior proxy.
Beneficial Shareholders. Beneficial shareholders should contact their broker, trustee or nominee for instructions on how to change their proxy vote.
Registered Shareholders. Registered shareholders may change a properly executed proxy at any time before its exercise:
•by revoking it via written notice to our Chief Legal Officer and Corporate Secretary;
•via the Internet at www.proxyvote.com;
•by phone by calling 1-800-690-6903;
•by signing and returning a new proxy card; or
•by voting at the virtual Annual Meeting.
16.How do I inspect the list of shareholders?
To inspect the list of stockholders entitled to vote at the Annual Meeting at the Company’s principal executive offices, you must be a stockholder of record as of the Record Date. You will be required to present (i) a copy of your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form bearing your unique 16-digit control number, and (ii) a valid government-issued photo identification, such as a driver’s license or passport, that matches the name appearing on the Notice, proxy card, or voting instruction form.
17.What are broker non-votes?
If you are a beneficial owner and your shares are held in “street name” through a broker, bank, trustee, or other nominee, your vote constitutes voting instructions to that institution, which is the holder of record, on how to vote your shares.
If you do not provide voting instructions, your broker, bank, trustee, or other nominee has discretion to vote your shares only on matters classified as “routine” under applicable stock exchange rules. On non-routine matters, your nominee is not permitted to vote your shares and may elect not to vote on any proposal for which voting instructions have not been received. If your nominee votes on some, but not all, proposals, the result will be a broker non-vote on the proposals for which it does not vote.
Accordingly, to ensure that your shares are voted on all proposals, we urge you to provide voting instructions to your broker, bank, trustee, or other nominee.
18.Are my votes confidential?
Yes. Your votes will not be disclosed to our directors, officers or employees except:
•as necessary to meet applicable legal requirements and to assert or defend claims for or against us;
•in the case of a contested proxy solicitation;
•if you provide a comment with your proxy or otherwise communicate your vote to us outside of the normal procedures; or
•as necessary to allow the inspector of election to certify the results.
19.When will the results of the vote be announced?
The preliminary voting results will be announced at the virtual Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

2026 Proxy Statement	83

MISCELLANEOUS

Annual Report
A copy of the Company's 2025 Form 10-K, as filed with the SEC on February 24, 2026, has been posted online, along with this Proxy Statement, each of which is accessible by following the instructions in the Notice. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting materials.
Cost of Proxy Solicitation
We are bearing all costs associated with the solicitation of proxies in connection with the Annual Meeting. We have also retained Morrow Sodali LLC, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of $15,000 plus reasonable out-of-pocket expenses. This solicitation is being made primarily through the Internet and by mail but may also be made by our directors, executive officers and employees by telephone, facsimile transmission, electronic transmission, Internet, mail or personal interview. No additional compensation will be given to our directors, executive officers or employees for this solicitation. Shareholders sharing an address will each receive a single copy of the notice of internet availability. We will request brokerage firms, banks, broker-dealers and other intermediaries who hold shares of Common Stock in their names to furnish proxy materials to beneficial owners of such shares and will reimburse such brokerage firms, banks, broker-dealers and other intermediaries for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.
Where to Find More Information
We are subject to the disclosure requirements of the Securities Exchange Act of 1934. Accordingly, we electronically file annual, quarterly and current reports and other information with the SEC. Such information may be accessed electronically through the SEC's home page on the Internet at www.sec.gov. These filings are also available on our corporate website at https://investors.shoals.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this Proxy Statement.

84	2026 Proxy Statement

2027 ANNUAL MEETING OF SHAREHOLDERS

We anticipate holding the 2027 Annual Meeting of Shareholders on approximately the same date as this year's Annual Meeting.
Shareholder Nominations and Proposals for the 2027 Annual Meeting
Submissions of nominations and proposals should be sent to the attention of the Corporate Secretary at Shoals Technologies Group, Inc. Pursuant to the Company's Bylaws, a physical copy of shareholder nominations or proposals must be hand delivered or mailed by way of overnight courier service, certified or registered mail (return receipt required), in each case, to the principal executive offices of the Company at 1500 Shoals Way, Portland, Tennessee 37148.
Electronic Copies. Electronic copies of nominations or shareholder proposals, in substantially the same form and format as the physical copies, can be sent by email to Corporate.Secretary@Shoals.com. Note: sending an electronic copy of a shareholder proposal or nomination does not replace the required submission of the physical notice to the Company.
Shareholder Director Candidates for Possible Inclusion in the Company’s 2027 Proxy Materials
Shareholders who wish to nominate a person for election as a director or to bring other business before the 2027 Annual Meeting other than pursuant to Rule 14a-8 must comply with the advance notice provisions set forth in Section 2.03 of the Company’s Bylaws. Under the Bylaws, to be timely, a shareholder's notice must be delivered in writing to the Corporate Secretary at the Company’s principal executive offices not earlier than the close of business on December 31, 2026 and not later than the close of business on January 30, 2027, assuming the 2027 Annual Meeting is not held more than 30 days before or 70 days after April 30, 2027, the anniversary of the 2026 Annual Meeting.
Shareholder Proposals for Possible Inclusion in the Company’s 2027 Proxy Materials
Shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for inclusion in the Company’s Proxy Statement and form of proxy for the 2027 Annual Meeting must be received by the Corporate Secretary no later than November 20, 2026, and must otherwise comply with the requirements of Rule 14a-8.
Other Proposals and Nominations for the 2027 Annual Meeting
In addition to satisfying the requirements of the Company’s Bylaws, any stockholder intending to nominate a director and solicit proxies in support of nominees other than the Board’s nominees must also comply with Rule 14a-19 under the Exchange Act and provide the required notice no later than March 1, 2027.
If the date of the 2027 Annual Meeting is advanced or delayed by more than such period, the time period for providing notice will be determined in accordance with the Company’s Bylaws.
Any stockholder proposal or director nomination that does not comply with the requirements of the Company’s Bylaws, Rule 14a-8, or Rule 14a-19, as applicable, will be deemed untimely or otherwise deficient and disregarded.

2026 Proxy Statement	85

ANNEX A: FINANCIAL MEASURES DEFINITIONS

We prepare our consolidated financial statements in accordance with U.S. GAAP. In addition, the Company uses certain non-GAAP financial measures in evaluating performance, setting financial targets under its incentive compensation programs, and for other internal management purposes.
The following defines each non-GAAP financial measure referenced in this Proxy Statement, describes the adjustments made to the most directly comparable U.S. GAAP measure (if applicable), and explains the reasons for using each measure. Where applicable, the table also describes any modifications made to these measures for purposes of establishing incentive compensation targets. For additional information regarding the Company’s non-GAAP financial measures and related definitions, please see the Company’s most recent Annual Report on Form 10-K.
Adjusted EBITDA
We define Adjusted EBITDA as net income plus/(minus) (i) interest expense, (ii) interest income (iii) income tax expense, (iv) depreciation expense, (v) amortization of intangibles, (vi) payable pursuant to the TRA adjustment, (vii) gain on termination of the TRA, (viii) equity-based compensation, (ix) acquisition-related expenses, (x) wire insulation shrinkback expenses, and (xi) wire insulation shrinkback litigation expenses.
Adjusted Net Income
We define Adjusted Net Income as net income attributable to Shoals Technologies Group, Inc. plus (i) net income impact from assumed exchange of Class B common stock to Class A common stock as of the beginning of the earliest period presented, (ii) adjustment to the provision for income tax, (iii) amortization of intangibles, (iv) amortization / write-off of deferred financing costs, (v) payable pursuant to the TRA adjustment, (vi) gain on termination of the TRA, (vii) equity-based compensation, (viii) acquisition-related expenses, (ix) wire insulation shrinkback expenses, and (x)wire insulation shrinkback litigation expenses, all net of applicable income taxes.
Adjusted Diluted EPS
We define Adjusted Diluted EPS as Adjusted Net Income divided by the diluted weighted average shares of Class A common stock outstanding for the applicable period, which assumes the exchange of all outstanding Class B common stock for Class A common stock as of the beginning of the earliest period presented.
Adjusted Free Cash Flow
We define Adjusted Free Cash Flow as net cash provided by operating activities plus/(minus) (i) purchases of property, plant, and equipment and (ii) cash outflows related to wire insulation shrinkback expenses.
Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Adjusted Free Cash Flow are intended as supplemental measures of performance that are neither required by, nor presented in accordance with, GAAP. We present Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Adjusted Free Cash Flow because we believe they assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Adjusted Free Cash Flow: (i) as factors in evaluating management’s performance when determining incentive compensation, as applicable; (ii) to evaluate the effectiveness of our business strategies; and (iii) because our credit agreement uses measures similar to Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Adjusted Free Cash Flow to measure our compliance with certain covenants.

86	2026 Proxy Statement

Annex A: Financial Measures Definitions
Among other limitations, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Adjusted Free Cash Flow do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and may be calculated by other companies in our industry differently than we do or not at all, which may limit their usefulness as comparative measures.
Because of these limitations, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Adjusted Free Cash Flow should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP. You should review the reconciliation of net income to Adjusted EBITDA, net income attributable to Shoals Technologies Group, Inc. to Adjusted Net Income and Adjusted Diluted EPS, and net cash provided by operating activities to Adjusted Free Cash Flow below and not rely on any single financial measure to evaluate our business.
Non-GAAP Financial Measures: Reconciliation Tables
Reconciliation of Gross Profit to Adjusted Gross Profit and Adjusted Gross Profit Percentage (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$148,325	$106,987	$475,331	$399,208
Cost of revenue	101,411	66,803	308,823	257,191
Gross profit	$46,914	$40,184	$166,508	$142,017
Gross profit percentage	31.6%	37.6%	35.0%	35.6%
Wire insulation shrinkback expenses (a)	$—	$—	$—	$13,764
Adjusted gross profit	$46,914	$40,184	$166,508	$155,781
Adjusted gross profit percentage	31.6%	37.6%	35.0%	39.0%
Reconciliation of Net Income to Adjusted EBITDA (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income	$8,122	$7,818	$33,574	$24,127
Interest expense	2,511	3,314	9,994	13,827
Interest income	(73)	(518)	(305)	(518)
Income tax expense	5,539	5,869	14,944	13,736
Depreciation expense	1,937	1,364	6,233	5,007
Amortization of intangibles	1,901	1,931	7,611	7,619
Equity-based compensation	2,227	3,838	9,902	14,230
(Gain) loss on sale of assets	1,292	—	(1,835)	—
Wire insulation shrinkback expenses (a)	—	—	—	13,764
Wire insulation shrinkback litigation expenses (b)	6,436	2,793	18,342	7,292
Plant optimization expenses (c)	388	—	1,063	—
Adjusted EBITDA	$30,280	$26,409	$99,523	$99,084

2026 Proxy Statement	87

Annex A: Financial Measures Definitions
Reconciliation of Net Income Attributable to Shoals Technologies Group, Inc. to Adjusted Net Income (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income attributable to Shoals Technologies Group, Inc.	$8,122	$7,818	$33,574	$24,127
Net income impact from assumed exchange of Class B common stock to Class A common stock (d)	—	—	—	—
Adjustment to the provision for income tax (e)	—	—	—	—
Tax effected net income	8,122	7,818	33,574	24,127
Amortization of intangibles	1,901	1,931	7,611	7,619
Amortization / write-off of deferred financing costs	156	156	622	3,093
Equity-based compensation	2,227	3,838	9,902	14,230
(Gain) loss on sale of asset	1,292	—	(1,835)	—
Wire insulation shrinkback expenses (a)	—	—	—	13,764
Wire insulation shrinkback litigation expenses (b)	6,436	2,793	18,342	7,292
Plant optimization expenses (c)	388	—	1,063	—
Tax impact of adjustments (f)	(3,013)	(2,441)	(8,712)	(11,591)
Adjusted Net Income	$17,509	$14,095	$60,567	$58,534
(a)For the year ended December 31, 2025, represents no wire insulation shrinkback warranty expenses related to the identification, repair and replacement of a subset of wire harnesses presenting unacceptable levels of wire insulation shrinkback, nor any inventory write-downs of wire in connection with wire insulation shrinkback. For the year ended December 31, 2024 represents (i) $13.3 million of wire insulation shrinkback warranty expenses related to the identification, repair and replacement of a subset of wire harnesses presenting unacceptable levels of wire insulation shrinkback, and (ii) $0.5 million of inventory write-downs of wire in connection with wire insulation shrinkback. We consider expenses incurred in connection with the identification, repair and replacement of the impacted wire harnesses as well as the write-down of related inventory distinct from normal, ongoing service identification, repair and replacement expenses that would be reflected under ongoing warranty expenses within the operation of our business and normal write-downs of inventory, which we do not exclude from our non-GAAP measures. In the future, we also intend to exclude from our non-GAAP measures the benefit of liability releases, if any. We believe excluding expenses from these discrete liability events provides investors with a better view of the operating performance of our business and allows for comparability through periods. See Note 8 - Warranty Liability, in our consolidated financial statements included in this Annual Report on Form 10-K for more information.
(b)For the year ended December 31, 2025, represents $18.3 million of expenses incurred in connection with the lawsuit initiated by the Company against the supplier of the defective wire. For the year ended December 31, 2024, represents $7.3 million of expenses incurred in connection with the lawsuit initiated by the Company against the supplier of the defective wire. We consider this litigation distinct from ordinary course legal matters given the expected magnitude of the expenses, the nature of the allegations in the Company’s complaint, the amount of damages sought, and the impact of the matter underlying the litigation on the Company’s financial results. In the future, we also intend to exclude from our non-GAAP measures the benefit of recovery, if any. We believe excluding expenses from these discrete litigation events provides investors with a better view of the operating performance of our business and allows for comparability through periods. See Note 15 - Commitments and Contingencies, in our consolidated financial statements included in this Annual Report on Form 10-K for more information.
(c)For the year ended December 31, 2025, represents $1.1 million of expenses incurred in connection with actions taken to consolidate our operations into a newly constructed facility, including items such as professional fees, relocation, facility set-up and other costs. We believe excluding expenses from these events provides investors with a better view of the operating performance of our business and allows for comparability through periods.
(d)Reflects net income to Class A common stock from assumed exchange of corresponding shares of our Class B common stock held by our founder and management.
(e)Shoals Technologies Group, Inc. is subject to U.S. Federal income taxes, in addition to state and local taxes. The adjustment to the provision for income tax reflects the effective tax rates below, assuming Shoals Technologies Group, Inc. owned 100% of the units in Shoals Parent LLC prior to March 10, 2023.

88	2026 Proxy Statement

Annex A: Financial Measures Definitions

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Statutory U.S. Federal income tax rate	21.0%	21.0%	21.0%	21.0%
Permanent adjustments	1.1%	2.0%	1.1%	1.3%
State and local taxes (net of federal benefit)	2.2%	5.0%	2.3%	2.9%
Effective income tax rate for Adjusted Net Income	24.3%	28.0%	24.4%	25.2%
(f)Represents the estimated tax impact of all Adjusted Net Income add-backs, excluding those which represent permanent differences between book versus tax.
Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding (in thousands, except per share):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Diluted weighted average shares of Class A common stock outstanding, excluding Class B common stock	169,664	166,830	168,378	168,725
Assumed exchange of Class B common stock to Class A common stock	—	—	—	—
Adjusted diluted weighted average shares outstanding	169,664	166,830	168,378	168,725
Adjusted Net Income	$17,509	$14,095	$60,567	$58,534
Adjusted Diluted EPS	$0.10	$0.08	$0.36	$0.35

2026 Proxy Statement	89

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30 YEARS
shoals
INVENTING SIMPLE®
www.shoals.com | +1 615-451-1400
1400 Shoals Way, Portland, Tennessee 37148, USA

shoals
INVENTING SIMPLE®

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 29, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SHLS2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 29, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V85279-P45101 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SHOALS TECHNOLOGIES GROUP, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Director Nominees.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Ty Daul
02) Jeannette Mills
03) Niharika Taskar Ramdev
04) Lori Sundberg
05) Toni Volpe

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Approval, by an advisory vote, of the compensation of the Company's Named Executive Officers (i.e., "say-on-pay" proposal).	☐	☐	☐
3. The ratification of the appointment of Ernst & Young, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2026.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K wrap are available at www.proxyvote.com.

V85280-P45101

SHOALS TECHNOLOGIES GROUP, INC.
Annual Meeting of Shareholders
April 30, 2026 10:00 AM ET
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Bobbie L. King, Jr. and Mark A. Dunham, Jr., and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side, all the shares of Shoals Technologies Group, Inc. common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of Shoals Technologies Group, Inc. to be held on April 30, 2026 or any adjournment thereof, with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders, or any adjournment or postponement thereof.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTOR'S RECOMMENDATIONS, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side